Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

AS OF MARCH 31, 2020

AND FOR THE THREE-MONTH PERIOD THEN ENDED

PRESENTED IN COMPARATIVE FORMAT

Free translation from the original prepared in Spanish for publication in Argentina

GLOSSARY OF TERMS

The following are not technical definitions, but they are helpful for the reader’s understanding of some terms used in the notes to the unaudited consolidated condensed interim financial statements of the Company.

Terms	Definitions
ADR	American Depositary Receipt
CABA	Ciudad Autónoma de Buenos Aires
CAMMESA	Compañía Administradora del Mercado Eléctrico Mayorista S.A.
CB	Corporate Bonds
CIESA	Compañía de inversiones de energía S.A.
Citelec	Compañía Inversora en Transmisión Eléctrica Citelec S.A.
CNV	Comisión Nacional de Valores – Argentine Securities Commisssion
CPB	Central Piedra Buena S.A.
CPD	Own Distribution Costs
CTB	Central Térmica Barragán S.A. (Ex PEA)
CTEB	Central Térmica Ensenada de Barragán
Ecuador TLC	Ecuador TLC S.A.
Edenor	Empresa Distribuidora y Comercializadora Norte S.A.
ENARGAS	Ente Nacional Regulador del Gas
ENRE	National Regulatory Authority of Electricity
FACPCE	Federación Argentina de Consejos Profesionales de Ciencias Económicas
Greenwind	Greenwind S.A.
HIDISA	Hidroeléctrica Diamante S.A.
HINISA	Hidroeléctrica Los Nihuiles S.A.
IASB	International Accounting Standards Board
IGJ	Inspección General de Justicia - General Inspection of Justice
IPC	Índice de Precios al Consumidor
IPIM	Índice de Precios Internos al por Mayor
MATER	Mercado a Término de Energía Renovable
MEGSA	Mercado Electrónico de Gas S.A.
MEM	Wholesale Electricity Market
NIC	International Accounting Standards

Free translation from the original prepared in Spanish for publication in Argentina

GLOSSARY OF TERMS: (Continuation)

Terms	Definitions
NIIF	International Financial Reporting Standards
NYSE	New York Stock Exchange
OED	Organismo Encargado del Despacho
OCP	Oleductos de Crudo Pesados S.A.
Oldelval	Oleoductos del Valle S.A.
PACOGEN	Pampa Cogeneración S.A.
PACOSA	Pampa Comercializadora S.A.
PBA	Buenos Aires province
PEB	Pampa Energía Bolivia S.A. (previously “PBI” Petrobras Bolivia Internacional S.A.)
PEPE II	Parque Eólico Pampa Energía II
PEPE III	Parque Eólico Pampa Energía III
PHA	Petrobras Hispano Argentina S.A.
PISA	Pampa Inversiones S.A.
PP	Pampa Participaciones S.A.
Refinor	Refinería del Norte S.A.
RTI	Tariff Structure Review
SACDE	Sociedad Argentina de Construcción y Desarrollo Estratégico
SACME	Centro de Movimiento de Energía S.A.
SADI	Argentine Interconnection System
SE	Secretary of Energy
SEC	Security and Exchange Comission
SEE	Secretary of Electrical Energy
SGE	Secretary of Energy Government
SRRyME	Electricity Market and Renewable Resources Secretariat
TGS	Transportadora de Gas del Sur S.A.
The Company / Pampa	Pampa Energía S.A.
The Group	Pampa Energía S.A. and its subsidiaries
Transba	Empresa de Transporte de Energía Eléctrica por Distribución Troncal de la Provincia de Buenos Aires Transba S.A.
Transelec	Transelec Argentina S.A.
Transener	Compañía de Transporte de Energía Eléctrica en Alta Tensión Transener S.A.

Free translation from the original prepared in Spanish for publication in Argentina

GLOSSARY OF TERMS: (Continuation)

Terms	Definitions
TV	Turbina a vapor
US$	U.S. dollar
WACC	Weighted Average Cost of Capital
YPF	YPF S.A.

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF COMPREHENSIVE INCOME

For the three-month period ended March 31, 2020

presented in comparative format

 (In millions of Argentine Pesos (“$”))

	Note	03.31.2020	03.31.2019

Revenue	8	38,415	29,393
Cost of sales	9	(27,556)	(21,269)
Gross profit		10,859	8,124

Selling expenses	10.1	(2,328)	(1,813)
Administrative expenses	10.2	(2,424)	(1,863)
Exploration expenses	10.3	(4)	(41)
Other operating income	10.4	604	484
Other operating expenses	10.4	(822)	(1,017)
Impairment of property, plant and equipment, intangible assets and inventories	6.1.1	(4,316)	-
Share of profit from associates and joint ventures	5.2.2	2,069	835
Operating income		3,638	4,709

Gain on monetary position, net		1,676	3,308
Finance income	10.5	1,007	1,298
Finance costs	10.5	(3,861)	(3,611)
Other financial results	10.5	(1,114)	(495)
Financial results, net		(2,292)	500
Profit before income tax		1,346	5,209
Income tax	10.6	(403)	1,427
Profit of the period		943	6,636

Other comprehensive income (loss)
Items that will not be reclassified to profit or loss
Exchange differences on translation		11,225	11,492
Items that may be reclassified to profit or loss
Exchange differences on translation		(6)	(1,128)
Other comprehensive income of the period		11,219	10,364
Total comprehensive income of the period		12,162	17,000

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF COMPREHENSIVE INCOME (Continuation)

For the three-month period ended March 31, 2020

presented in comparative format

 (In millions of Argentine Pesos (“$”))

	Note	03.31.2020	03.31.2019
Total income of the period attributable to:
Owners of the company		775	6,531
Non - controlling interest		168	105
		943	6,636

Total comprehensive income of the period attributable to:
Owners of the company		9,795	14,901
Non - controlling interest		2,367	2,099
		12,162	17,000

Earnings per share attributable to the equity holders of the company during the period
Total basic and diluted earnings per share	13.2	0.47	3.54

The accompanying notes are an integral part of these unaudited consolidated condensed interim financial statements.

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT

OF FINANCIAL POSITION

As of March 31, 2020

presented in comparative format

(In millions of Argentine Pesos (“$”))

	Note	03.31.2020	12.31.2019
ASSETS
NON-CURRENT ASSETS
Property, plant and equipment	11.1	222,220	210,056
Intangible assets	11.2	9,250	9,068
Right-of-use assets		963	930
Deferred tax assets	11.3	3,512	1,702
Investments in joint ventures and associates	5.2.2	35,074	30,638
Financial assets at amortized cost	12.1	302	1,048
Financial assets at fair value through profit and loss	12.2	722	671
Other assets		48	45
Trade and other receivables	12.3	4,989	4,711
Total non-current assets		277,080	258,869

CURRENT ASSETS
Inventories	11.4	8,922	9,175
Financial assets at amortized cost	12.1	3,473	3,224
Financial assets at fair value through profit and loss	12.2	15,767	21,867
Derivative financial instruments		-	214
Trade and other receivables	12.3	37,959	33,583
Cash and cash equivalents	12.4	12,783	13,496
Total current assets		78,904	81,559
Total assets		355,984	340,428

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT

OF FINANCIAL POSITION (Continuation)

As of March 31, 2020

presented in comparative format

(In millions of Argentine Pesos (“$”))

	Note	03.31.2020	12.31.2019
SHAREHOLDERS´ EQUITY
Share capital	13.1	1,592	1,677
Share capital adjustment	13.1	9,829	9,826
Share premium	13.1	19,959	19,570
Treasury shares	13.1	156	71
Treasury shares adjustment	13.1	24	27
Treasury shares cost	13.1	(5,036)	(2,527)
Legal reserve		1,753	1,753
Voluntary reserve		17,727	17,727
Other reserves		(787)	(771)
Retained earnings		58,184	51,844
Other comprehensive income		19,123	15,668
Equity attributable to owners of the company		122,524	114,865
Non-controlling interest		31,283	29,397
Total equity		153,807	144,262

LIABILITIES
NON-CURRENT LIABILITIES
Investments in joint ventures and associates	5.2.2	291	265
Provisions	11.5	9,138	8,703
Income tax and minimum notional income tax provision	12.7	2,677	590
Deferred revenue		269	270
Taxes payables		207	263
Deferred tax liabilities	11.3	23,180	22,068
Defined benefit plans		1,869	1,606
Salaries and social security payable		274	241
Borrowings	12.5	109,540	105,629
Trade and other payables	12.6	6,771	5,419
Total non-current liabilities		154,216	145,054

CURRENT LIABILITIES
Provisions	11.5	1,317	1,206
Deferred revenue		5	5
Income tax and minimum notional income tax provision	12.7	3,236	3,154
Taxes payables		3,575	4,316
Defined benefit plans		235	230
Salaries and social security payable		3,127	3,834
Derivative financial instruments		254	204
Borrowings	12.5	6,204	10,974
Trade and other payables	12.6	30,008	27,189
Total current liabilities		47,961	51,112
Total liabilities		202,177	196,166
Total liabilities and equity		355,984	340,428

The accompanying notes are an integral part of these unaudited consolidated condensed interim financial statements.

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN EQUITY

For the three-month period ended March 31, 2020

presented in comparative format

 (In millions of Argentine Pesos (“$”))

	Attributable to owners
	Equity holders of the company						Retained earnings
	Share capital	Share capital adjustment	Share premium	Treasury shares	Treasury shares adjustment	Treasury shares cost	Legal reserve	Voluntary reserve	Other reserves (1)	Other comprehensive income / (loss)	Retained earnings (Accumulated losses)	Subtotal	Non-controlling interest	Total equity
Balance as of December 31, 2018	1,874	9,826	18,499	25	134	(1,490)	904	7,355	(483)	(314)	15,193	51,523	16,160	67,683
Stock compensation plans	-	-	-	-	-	18	-	-	-	-	-	18	-	18
Acquisition of own shares	-	-	-	-	-	-	-	-	(187)	-	-	(187)	(174)	(361)
Profit for the three-month period	-	-	-	-	-	-	-	-	-	-	6,531	6,531	105	6,636
Other comprehensive income for the three-month period	-	-	-	-	-	-	-	-	-	4,102	4,268	8,370	1,994	10,364
Balance as of March 31, 2019	1,874	9,826	18,499	25	134	(1,472)	904	7,355	(670)	3,788	25,992	66,255	18,085	84,340

Constitution of legal and voluntary reserve - Shareholders’ meeting 04.29.2019	-	-	-	-	-	-	849	16,134	-	-	(16,983)	-	-	-
Stock compensation plans	1	-	2	-	(2)	(4)	-	-	23	-	-	20	-	20
Distribution of dividends	-	-	-	-	-	-	-	-	-	-	-	-	(57)	(57)
Acquisition of own shares	(198)	-	1,069	198	-	(7,070)	-	-	-	-	-	(6,001)	(1,525)	(7,526)
Capital reduction	-	-	-	(152)	(105)	6,019	-	(5,762)	(124)	-	-	(124)	-	(124)
Profit for the complementary nine-month period	-	-	-	-	-	-	-	-	-	-	26,481	26,481	6,190	32,671
Other comprehensive income for the complementary nine-month period	-	-	-	-	-	-	-	-	-	11,880	16,354	28,234	6,704	34,938
Balance as of December 31, 2019	1,677	9,826	19,570	71	27	(2,527)	1,753	17,727	(771)	15,668	51,844	114,865	29,397	144,262

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED

INTERIM STATEMENT OF CHANGES IN EQUITY (Continuation)

For the three-month period ended March 31, 2020

presented in comparative format

 (In millions of Argentine Pesos (“$”))

	Attributable to owners
	Equity holders of the company						Retained earnings
	Share capital	Share capital adjustment	Share premium	Treasury shares	Defined benefit plans	Treasury shares cost	Legal reserve	Voluntary reserve	Other reserves (1)	Other comprehensive income / (loss)	Retained earnings (Accumulated losses)	Subtotal	Non-controlling interest	Total equity
Balance as of December 31, 2019	1,677	9,826	19,570	71	27	(2,527)	1,753	17,727	(771)	15,668	51,844	114,865	29,397	144,262
Stock compensation plans (Note 13.1.1)	1	3	(12)	(1)	(3)	45	-	-	(16)	-	-	17	-	17
Acquisition of own shares (Note 13.1.1)	(86)	-	401	86	-	(2,554)	-	-	-	-	-	(2,153)	(481)	(2,634)
Profit for the three-month period	-	-	-	-	-	-	-	-	-	-	775	775	168	943
Other comprehensive income for the three-month period	-	-	-	-	-	-	-	-	-	3,455	5,565	9,020	2,199	11,219
Balance as of March 31, 2020	1,592	9,829	19,959	156	24	(5,036)	1,753	17,727	(787)	19,123	58,184	122,524	31,283	153,807

(1)          It includes the result of operations with non-controlling interest that do not result in a loss of control and reserves for stock compensation plans.

The accompanying notes are an integral part of these unaudited consolidated condensed interim financial statements

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF CASH FLOWS

For the three-month period ended March 31, 2020

presented in comparative format

 (In millions of Argentine Pesos (“$”))

	Note	03.31.2020	03.31.2019
Cash flows from operating activities:
Profit of the period		943	6,636
Adjustments to reconcile net profit to cash flows generated by operating activities:	14.1	10,992	429
Changes in operating assets and liabilities	14.2	(1,582)	(358)
Net cash generated by operating activities		10,353	6,707
Cash flows from investing activities:
Payment for property, plant and equipment		(4,486)	(5,769)
(Payment) collection for financial assets		(4,478)	1,652
Payments for capital integration in associates and joint ventures		(190)	-
Collections for sales of shares in companies and property, plant and equipment		40	-
Dividends received		119	805
Colletion (proceeds) from loans		158	(31)
Recovery (suscription) of investment funds, net		11,676	(1,370)
Net cash generated by (used in) investing activities		2,839	(4,713)

Cash flows from financing activities:
Proceeds from borrowings		200	1,018
Payment of borrowings		(4,214)	(6,024)
Payment of borrowings interests		(4,123)	(2,061)
Payment for acquisition of own shares		(2,634)	(362)
Repurchase and redemption of corporate bonds		(2,567)	(97)
Payments of leases		(80)	(67)
Used in generated by financing activities		(13,418)	(7,593)

Decrease in cash and cash equivalents		(226)	(5,599)

Cash and cash equivalents at the begining of the year	12.4	13,496	9,097
Exchange difference generated by cash and cash equivalents		(487)	783
Decrease in cash and cash equivalents		(226)	(5,599)
Cash and cash equivalents at the end of the period	12.4	12,783	4,281

The accompanying notes are an integral part of these unaudited condensed interim financial statements

Free translation from the original prepared in Spanish for publication in Argentina

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

For the three-month period ended March 31, 2020

presented in comparative format

 (In millions of Argentine Pesos (“$”))

NOTE 1: GENERAL INFORMATION

1.1 General information of the Company

The Company is a fully integrated power company in Argentina which directly and through its subsidiaries, participates in the electric energy and gas value chains.

In the generation segment, the Company, directly and through its subsidiaries, has a 4,751 MW installed capacity, which represents approximately 12% of Argentina’s installed capacity, being one of the fourth largest independent generator in the country. Additionally, the Company is currently undergoing a process to expand its capacity by 471 MW.

In the distribution segment, the Company has a controlling interest in Edenor, the largest electricity distributor in Argentina, which has approximately 3.1 million customers and a concession area covering the Northern part of the City of Buenos Aires and Northwestern Greater Buenos Aires.

In the oil and gas segment, the Company is one of the leading oil and natural gas producers in Argentina, with operations in 12 production areas and 6 exploratory areas and a production level of 6.9 million m3/day of natural gas and 5.3 thousand barrels of oil equivalent per day for oil during the three-month period ended March 31, 2020. Its main natural gas production blocks are located in the Provinces of Neuquén and Río Negro.

In the petrochemical segment the operations are based in the Argentine Republic, where the Company operates three high-complexity plants that produce styrene, synthetic rubber and polystyrene, with a local market share between 88% and 100%.

Finally, through its holding and others segment, the Company participates in the electricity and gas transportation businesses. In the transmission business, the Company jointly controls Citelec, which has a controlling interest in Transener, a company engaged in the operation and maintenance of a 20,981 km high-voltage electricity transmission network in Argentina with an 85% share in the Argentine electricity transmission market. In the gas transportation business, the Company jointly controls CIESA, which has a controlling interest in TGS, a company holding a concession for the transportation of natural gas with 9,231 km of gas pipelines in the center, west and south of Argentina, and which is also engaged in the processing and sale of natural gas liquids through the Cerri Complex, located in Bahía Blanca, in the Province of Buenos Aires. Additionally, the segment includes advisory services provided to related companies.

1.2 Impact of the Coronavirus outbreak on our Operations

The outbreak and propagation of a virus denominated “Coronavirus” (COVID-19) towards the end of the year 2019 has caused different global consequences. Among the most relevant effects, a global economic decline is expected, whose impact and scope it’s still unknown. Also, the market has been affected by a collapse in the demand that has impacted negatively on the commodities prices, crude oil among them, that has been aggravated by the dispute among Organization of the Petroleum Exporting Countries (OPEC) members and non-OPEC producer members.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 1: (continuation)

On March 11, 2020 the World Health Organization declared the COVID-19 as a global pandemic. Due to the propagation of the virus, several governments have implemented drastic measures to contain it at a worldwide level, including, among others, border closures, obligatory social distancing and the suspension of non-essential commercial activities. The impact of the novel coronavirus has led to a deep fall on product demand at a worldwide level. The scope and duration of these measures, and their impact on the global economy are uncertain.

The Argentine Government has adopted several measures in order to decrease the population’s circulation imposing a nation-wide mandatory lockdown from March 20 to May 24, where the circulation is only permitted in relation with essential services and production. The lockdown should be extended as long as is considered necessary according to the epidemiologic situation.

The above-mentioned conditions have affected the Argentine energy industry, as described below:

-         Regarding the generation business, the electric demand in the SADI has decreased an average of 26% since the start of the lockdown. Also, due to significant delays on the collection to distribution companies, large users and the National Treasury, CAMMESA has extended the payment date for generators and producers in over 30 days, and it is possible there may be even greater delays. Additionally, the SE instructed CAMMESA to suspend the automatic adjustment mechanism for spot remuneration provided for by SE Resolution No. 31/20. These measures directly affect the financial situation of the generation business, and if continues deteriorating, the payment chain could be compromised, hindering the maintenance and risking the availability of the installed park.

-         Regarding the gas business, although the local production volume is aligned to its historical average, the total demand has also been affected with a 30% decrease mainly due to the fact that CAMMESA has lowered the electric dispatch and, in consequence, there is a lower demand for thermal electric generation. Also, the lockdown of all non-essential activities and the consumer seasonality have contributed to a lower demand. In consequence, the prices obtained in recent CAMMESA auctions have shown a tendency to be lower to those previous to the lockdown. Moreover, an agreement has not been reached in relation with the contracts with the distributors that have expired on March 31, 2020.

-         Demand of hydrocarbons has significantly diminished due to a lower demand of refined products and it is not certain how it will evolve in the near future. Particularly, the crude oil storage capacity has reached its limit at a local and global scale. Also, the local oil prices, that have International prices as a reference, have suffered a big decrease and their future is uncertain.  It is expected for the Argentine Government to intervene in order to fix a price for the local produced barrel (usually known as “barril criollo”) as it has happened in other crises. However, as of the date of issuance of these consolidated condensed interim financial statements, no rule has been issued, and it is not possible to estimate the price that may be fixed.

-         With regards to the petrochemical business, there has been a significant reduction in the local demand in some products the Company sells such as styrene and octane bases for gasoline. Also, our rubber production was suspended due to the fact that it has not been considered an essential activity and in accordance to our domestic clients’ activities.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 1: (continuation)

-         As for the electric distribution business, there has been a decrease in the demand, mainly due to a lower non-essential commercial and industrial, compensated by an increase in residential demand. Also, the lockdown had an impact on the collection businesses and the consumers’ income, which have produced a significant decrease in earnings and cash flows. On March 25 the DNU No. 311/20 was issued, suspending for 180 days the energy power cuts due to lack of or delay in payment for certain socially vulnerable clients. Due to the continuous increase in the cost associated with the service and the need to invest in order to maintain the quality of the service, Edenor was forced to partially postpone payments to CAMMESA for the energy acquired in the MEM from maturities taken into effect since March 2020.

The Company’s management is monitoring the situation and implementing all necessary measures to assure the sanitary well-being of its employees, continue with its operations and preserve its financial situation. This includes a home office scheme, except for those working positions that must inevitably attend their working place, to ensure compliance with operation and maintenance tasks in time and form, with an implementation of a preventive protocol, investments rescheduling and negotiation with banks in order to obtain financing under reasonable market conditions, among other measures.

In relation to the consolidated condensed interim financial statements as of March 31, 2020, the main impacts caused by the circumstances described above are summarized below:

-         Assessment of recoverable value of property, plant and equipment: The current decrease in prices and industry demand configure indications of impairment in accordance to IAS 36, therefore, the recoverable value assets tests have been carried out as of March 31, 2020. See detail in Note 6.1.

-         Impairment of inventories: The decrease in reference prices, mainly for petrochemical products, has generated the recognition of impairment of inventories of $ 706 million. See Notes 6.1 and 11.4.

The final scope of the outbreak of the COVID-19 and its impact on Argentina’s economy is unknown and impossible to reasonably predict. However, although there have been significant adverse effects in the short term, the continuity of the Company’s business is not expected to be affected. Due to the Company’s financial solidity, financial commitments in the next twelve months are expected to be satisfied.

Notwithstanding the aforementioned, due that the governmental measures were recently adopted, it is not possible to accurately quantify the length of the restrictions, their evolution, their impact on the economy and, specially, in the Company, and how the Company’s business and results of operations will be affected in the future, if the measures were to extend for a long time, the Company may have to recognize in the future additional losses due to the deterioration of the registered value of its assets or renegotiate the maturities of its commercial and financial debts.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 2: REGULATORY FRAMEWORK

2.1 Generation

2.1.1 New Remuneration scheme at the Spot market

On February 27, 2020, SE Resolution No. 31/20 was published in the Official Gazette, superseding the remuneration scheme established by SRRYME Resolution No. 1/19.

The new scheme reduces prices of the remuneration for available power capacity, and furthermore transfers the remuneration prices to Argentine pesos by applying a 60 $/U$S exchange rate. However, it establishes that prices will be monthly updated through a factor contemplating a 60% adjustment by IPC and a 40% adjustment by IPIM. However, subsequently, through Note No. 2020-24910606-APN-SE#MDP of April 8, 2020, the SE instructed CAMMESA to postpone until further decision the application of the aforementioned automatic adjustment mechanism.

Furthermore, it establishes an additional remuneration for the power generated in those hours of maximum thermal requirement of the month. In the case of thermal generators, the average generated power will be considered, and in the case of hydroelectric generators, the average operated power will be considered.

Finally, it maintains prices of the remuneration for generated and operated energy.

Resolution SE No. 31/20 amendments with an impact on the Company's remuneration scheme are detailed below:

2.1.1.1 Remuneration for Available Power Capacity

a) Thermal Power Generation

The Resolution maintains in effect a remuneration made up of a minimum or base power capacity payment for generators with no availability commitments, and another for offered guaranteed power capacity.

Prices of 360 thousand and 270 thousand $/MW-month were established as remuneration for guaranteed power capacity for the summer-winter and autumn-spring periods, respectively, implying a 14% and 18% decreases for the summer-winter and autumn-spring periods, respectively for enabled generators, except for Internal Combustion Engines with capacity less than or equal to 42 MW, for which prices were established at 420 thousand and 330 thousand $/MW-month for the summer-winter and autumn-spring periods, respectively.

On the other hand, it establishes an additional remuneration for power generated in the hours of high thermal requirement of the month (hmrt), which corresponds to the 50 hours with the largest dispatch of thermal generation of each month divided into two blocks of 25 hours each, with prices of 45 thousand and 22.5 thousand $/MW-hmrt for the first and second block, respectively for the summer-winter periods and 7.5 thousand $/MW-hmrt only for the first block for the autumn-spring periods.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 2: (Continuation)

Like SRRYME Resolution No. 1/19, Resolution SE No. 31/20, applies a coefficient derived from the unit’s average utilization factor during the last twelve months to the power capacity remuneration. Although it maintains the formula Resolution SRRYME 1/19 scheme, in case if the usage factor is lower than 30%, it establishes a 60% of the power capacity payment will be collected, except for Internal Combustion Engines with capacity less than or equal to 42 MW, that will collect 70% of the power capacity payment.

b) Hydroelectric Generation

Power capacity availability is determined independently of the reservoir level, the contributions made, or the expenses incurred. Furthermore, in the case of pumping hydroelectric power plants, the operation as turbine and pump at all hours within the period is considered to calculate availability.

The base remuneration is determined by the actual power capacity plus that under programmed and/or agreed maintenance, with prices ranging from 132,000 to 297,000 $/MW-month, depending on the scale and type of power plant, that considering the elimination of the additional remuneration set by SRRYME Resolution No. 1/19, implied a 45% and 12% decrease for conventional and pumping hydroelectric power plants, respectively. It should be noted that, in order to mitigate the incidence of plants’ programmed maintenance, and as a signal for their optimization, a 1.05 factor will be applied to power capacity prices.

In case of hydroelectric power plants maintaining control structures on river courses and not having an associated power plant, a 1.20 factor will be applied to the plant at the headwaters.

On the other hand, it establishes an additional remuneration for power operated in the hours of high thermal requirement of the month, with a price of 32.5 thousand $/MW-hmrt applying a 1.2 and 0.6 factor for the first and second 25 hmrt block, respectively, for the summer-winter periods and 0.2 factor only for the first 25 hmrt block for the autumn-spring periods.

c) Wind generation

No remuneration related to power capacity availability is set, establishing a single remuneration value for generated energy (see next item).

2.1.1.2 Remuneration for Generated and Operated Energy

It establishes a remuneration for Generated Energy with prices ranging between 240 and 420 $/MWh, depending on the type of fuel and a remuneration for Operated Energy applicable to the integration of hourly power capacities for the period, with an 84 $/MWh price for any type of fuel, thus maintaining prices established by SRRYME Resolution No. 1/19.

It should be noted that, in the event that the generation unit is dispatched outside the optimal dispatch, remuneration for generated energy will be set at 60% of the net installed power capacity, regardless of the energy delivered by the generation unit.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 2: (Continuation)

In the case of hydroelectric plants, prices for Energy Generated and Operated under Resolution SE No. 31/20 are remunerated at 210 $/MWh and 84 $/MWh, respectively, maintaining prices established by SRRYME Resolution No. 1/19. The remuneration for operated energy must correspond to the optimal dispatch of the system, however, the resolution does not indicate what the consequence would be otherwise.

In the case of hydroelectric pumping plants, both the energy generated and the one consumed for pumping, by the energy pumped, and the energy operated are considered. In addition, if it functions as a synchronous compensator, 60 $/MVAr will be recognized for the megavolt exchanged with the network when required and 84 $/MWh for the energy operated.

As regards energy generated from unconventional sources, Resolution SE No. 31/20 establishes a single remuneration value of 1,680 $/MWh, irrespective of the source used, maintaining the value established by SRRYME Resolution No. 1/19. Energy generated prior to the commissioning by the OED will be remunerated at 50% of the above-mentioned remuneration.

2.1.2 Extraordinary payment mechanism for Large Users

With regards to the impact of the mandatory lockdown mentioned in Note 1.2, through Note No. 2020-24708517-APN-SSEE#MDP, the SE approved an extraordinary payment mechanism for Large Users, that purchase electricity directly to CAMMESA, allowing to pay only a portion of the invoice for the supply at maturity, and to extend the payment of the balance for a period of 15 days to 6 months, depending on the drop in demand. No penalties or surcharges will be applied to such amounts. This mechanism will apply to maturities that occur from April 1, 2020 and up to 60 days after the removal of the mandatory lockdown.

2.1.3 Seasonal Programming

The SE Resolution No. 70/20, issued on May 5, 2020, approved the seasonal programming for the May–October 2020 winter period. Seasonal prices remain unchanged until October 2020, with a power capacity reference price of $ 80,000/MW-month and an energy reference price for residential customers of $ 1,852/MWh (for the peak demand) effective as from February 2019, as well as energy reference prices effective for the 2019 winter period of $ 2,902 /MWh for the May, 1 - July 31, 2020 period and $ 3,042 /MWh for the August, 1 - October 31, 2020 period, in both cases for large users and $ 1,985 /MWh for the May, 1 - July 31, 2020 period and $ 2,122 /MWh for the August, 1 - October 31, 2020 period for the remaining non-residential users. The stabilized price set by SEE Provision No. 75/18 for the extra high voltage power transmission and the retail-based main transmission price also remained unchanged.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 2: (Continuation)

2.2   Energy distribution

2.2.1 Edenor’s economic and financial situation

In the last four fiscal years, Edenor recorded negative working capital. This situation was not reversed in spite of the application of the new electricity rate resulting from the RTI and in effect since February 1, 2017, due mainly to the constant increase of its operating costs necessary to maintain the level of service, whose transfer to tariffs, if applied, takes place only every six months, the Argentine economy’s inflationary context, and the sustained recession since mid-2018. Edenor has been significantly affected by the freeze on electricity rates, therefore, its revenues reflect the costs at December 2018 values, in spite of the record high levels of inflation suffered over the last fifteen months and the uncertainty as to when the update of costs will be finally recognized. This situation is exacerbated by the recent effects of the COVID-19 described in Note 1.2.

On the other hand, the enactment, by the end of 2019, of Law No. 27,541 on Social Solidarity and Production Reactivation in the framework of the Economic Emergency, impacts directly on Edenor’s financial soundness, postponing the update of the electricity rate schedule that had been planned in September 2019.

Additionally, and as consequence of the previously mentioned decline, both in collections and the demand, and taking into consideration that in May 2020 Edenor must face tax obligations, the cash flows could be significantly compromised in the short term; therefore, Edenor’s Board of Directors is currently assessing different alternatives aimed at obtaining the necessary financing to reverse the aforementioned effects.

Despite the previously described situation, it is worth pointing out that, in general terms, the quality of the electricity distribution service has been improved, both in duration and frequency of power cuts. In view of the continuous increase of the costs associated with the provision of the service, as well as the need for additional investments to meet the demand, Edenor, as previously mentioned, is analyzing different measures aimed at mitigating the negative effects of this situation on its financial structure, minimizing the impact on the sources of employment, the execution of the investment plan, and the carrying out of the essential operation, maintenance and improvement-related works that are necessary to maintain the provision of the public service, object of the concession, in a satisfactory manner in terms of quality and safety. It is in this regard that Edenor was forced to partially postpone payments to CAMMESA for energy purchased in the MEM as from the maturities occurred in March 2020.

Taking into consideration that the realization of the measures necessary to reverse the manifested negative trend depends on the occurrence of certain events that are not under Edenor’s control, its Board of Directors has raised substantial doubt about Edenor’s ability to continue as a going concern, which may result in Edenor being obliged to defer certain payment obligations or unable to meet expectations for salary increases or the increases recorded in third-party costs.

2.2.2 Intervention of the Regulatory Authority

On March 16, 2020, by means of Executive Order No. 277/20, the PEN provided, within the framework of the public emergency and in accordance with the provisions of Law No. 27,541 on Social Solidarity and Production Reactivation, for the intervention of the ENRE until December 31, 2020.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 2: (Continuation)

2.2.3 Change of Jurisdiction and Regularization of Obligations

Within the framework of the Agreement on the Regularization of Obligations, and based on the terms of the second clause thereof, as of March 31, 2020, Edenor recorded the update, relating to the current period, of the amounts related to “penalties to be used for investments” for a total of $ 441 million, which have been charged to financial interest expense, totaling a liability pending application for $ 5,089 million.

2.2.4 Suspension of customer service in commercial offices:

On March 21, 2020, by means of Resolution No. 3/20, the ENRE resolved to instruct distribution companies to: i) immediately suspend customer service, with the closure of all the commercial offices during the mandatory lockdown period; ii) implement an electronic system to deal with customer commercial proceedings/inquiries and claims; and iii) provide only for the movement of those human resources required for the continuity of the essential provision of the public service of electricity distribution in the technical and operational aspects of their respective areas.

2.2.5 Prohibition against the interruption of service provision

On March 25, 2020 the PEN issued Executive Order No. 311/20 and its subsequent regulation, prohibiting utility companies from shutting off services to certain customers (detailed therein), who have three unpaid bills, as from March 1, 2020, during the period between April 24, 2020 and September 20, 2020. Additionally, the Order provides that the customers who have a prepaid system and do not pay for the recharges, will receive the service as normal and usual during that same period. The detailed aspects impact directly on Edenor’s operations and financial position as the necessary resources to deal with those situations have not been defined.

2.2.6 System of payment for the service

By means of Resolution No. 173/20 (which regulates Executive Order issued on the grounds of Necessity and Urgency 311/20), on April 18, 2020, the Ministry of Productive Development provided that the consumers benefitted from the prohibition against the interruption of the service due to non-payment of up to three bills, mentioned in the preceding paragraph, may pay their unpaid bills for the electricity distribution service in up to 30 monthly installments, equal, consecutive, with an interest rate to be determined by the application authority, with the first of them maturing on September 30, 2020. This resolution applies only to a specific group of customers, which is deemed to be in a more vulnerable situation, detailed in the resolution, and whose scope is still being defined by the application authority. Furthermore, the financing may be applied to the purchase of energy the Company makes from the MEM associated with these consumptions.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 2: (Continuation)

2.2.7 Consumption estimate

In the framework of the mandatory and preventive social isolation provided for by the PEN and the provisions of ENRE Resolution No. 3/2020, on April 13, 2020, the Regulatory Authority authorized Edenor to apply the methodology for validating meter readings and consumption estimates (ENRE Resolution No. 209/2018), excluding the cases of remote readings and non-metered consumptions. Furthermore, the ENRE issued two instructions, one of them on April 30, 2020 and the other on May 5, 2020, in relation to the application of the aforementioned methodology, mainly with regard to the communication to be provided to customers, the mechanisms for challenging meter readings and the information about this process to be provided on a periodical basis to the Regulatory Authority. Subsequently, on May 6, 2020, the ENRE authorized Distribution Companies to perform meter reading activities for the electricity consumption of medium and large demands, tariff 2 and 3.

The instructed estimation processes are very diverse concerning their application because they depend on the historical consumption behavior of each one of the customers; therefore, the implementation thereof is very complex. As a result of this situation, the application of such processes could lead to potential inconsistencies that would create distortions in the billing and thereby cause unwanted conflicts with Edenor’s customers, on which Edenor will work to minimize them.

2.3 Oil and natural gas

2.3.1 Natural gas market

2.3.1.1 Public Tender for Gas Supply on a Binding Basis for Distribution Companies

The natural gas supply agreements executed with gas distribution companies under the MEGSA in the month of February, 2019 expired on March 31, 2020. However, some gas distribution companies informed the Company that, pursuant to the SE instruction issued through Note No. 2020-25148550-APN-SE#MDP, producers are obliged to extend supply agreements until June 2020.

As of the issuance of these consolidated condensed interim financial statements, the Company has not been served of any administrative notice by the enforcement authority; however, it has decided to enter into daily spot agreements with certain gas distribution companies.

Moreover, since April 2020 the Company has received letters from certain gas distribution utilities informing on the partial payment of invoices for gas purchases, alleging the social, preventive and mandatory lockdown set forth by Executive Order No. 297/20 and the effects of Executive Order No. 311/20, which banned gas supply suspensions to certain users in case of delinquency. It should be noted that sales to gas distribution companies represent on average less than 5% of the total sales of the oil and gas segment; however, the Company is assessing the courses of action to take and has reserved all rights under the agreements.

Moreover, ENARGAS Resolution No. 27/20, published in the Public Gazette on April 27, 2020, abrogated ENARGAS Resolution No. 72/19, which set the methodology for passing the gas price on to tariffs, notwithstanding the possible various responsibilities or consequences that may result from the applicable reviews of the Solidarity Law and Executive Order No. 278/20, which will be dealt with on a separate basis.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 2: (Continuation)

2.3.1.2 Acquisition of Natural Gas for Generation

Following the centralization of natural gas supply in CAMMESA effective since December 2019, this company launched successive tenders without a purchase commitment (the daily purchased volume depends on the thermal units’ dispatch).

On January 29, 2020, CAMMESA launched a tender for the purchase of the gas volumes required to meet the generation demand for the month of February 2020, but with a 30% DoP over the daily order. Since then, CAMMESA has replicated this methodology for the March, April and May 2020 tenders. Pampa took part in these tenders. Prices obtained in the tenders launched by CAMMESA have shown a sustained downward trend compared to those prior to the COVID-19 lockdown.

2.3.1.1 Tender for firm Gas Supply for Distribution Companies

The natural gas supply agreements executed with gas distribution companies under the tenders launched in the MEGSA in February, 2019 expired on March 31, 2020. However, some gas distribution companies informed the Company that, pursuant to the SE instruction issued through Note No. 2020-25148550-APN-SE#MDP, producers are obliged to extend supply agreements until June 2020.

As of the date of issuance of these consolidated condensed interim financial statements, the Company has not been served of any administrative notice by the enforcement authority; however, it has decided to enter into daily spot agreements with certain gas distribution companies.

Moreover, since April 2020 the Company has received letters from certain gas distribution companies informing on the partial payment of invoices for gas purchases, alleging the effects of the social, preventive and mandatory lockdown set forth by Executive Order No. 297/20 and the effects of Executive Order No. 311/20, which banned gas supply suspensions to certain users in case of delinquency. It should be noted that sales to gas distribution companies represent on average less than 5% of the total sales of the oil and gas segment; however, the Company is assessing the courses of action to take and has reserved all rights under the agreements.

Moreover, ENARGAS Resolution No. 27/20, published in the Official Gazette on April 27, 2020, abrogated ENARGAS Resolution No. 72/19, which used to set up the methodology for passing the gas price on to tariffs, notwithstanding the possible various responsibilities or consequences that may result from the applicable reviews of the Solidarity Law and Executive Order No. 278/20, which will be dealt with on a separate basis.

2.3.1.2 Acquisition of Natural Gas for Generation

Following the centralization of natural gas supply in CAMMESA effective since December 2019, this company launched successive tenders without a purchase commitment (the daily purchased volume depends on the thermal units’ dispatch).

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 2: (Continuation)

On January 29, 2020, CAMMESA launched a tender for the purchase of the gas volumes required to meet the generation demand for the month of February 2020, but with a 30% DoP over the daily order. Since then, CAMMESA has replicated this methodology for the March, April and May 2020 tenders. Pampa took part in these tenders. Prices obtained in the tenders launched by CAMMESA have shown a sustained downward trend compared to those prior to the COVID-19 lockdown.

NOTE 3: BASIS OF PREPARATION

The Argentine Securities and Exchange Commission (CNV), under Title IV: “Periodic Reporting System”- Chapter III: “Provisions applicable to the form of presentation and valuation of financial statements” - Section 1 of its Rules, has provided for the application of Technical Resolution No. 26 (TR 26) of the Argentine Federation of Professional Councils in Economic Sciences (FACPCE), as amended, which adopts International Financing Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB) for certain entities covered by the public offering regime set forth by Act No. 17811, whether on account of their capital stock or corporate bonds, or because they have requested an authorization to be covered by such regime.

These Condensed Interim Financial Statements for the three-month period ended March 31, 2020 have been prepared pursuant to the provisions of IAS 34, “Interim Financial Information”, are expressed in million pesos and were approved for their issuance by the Company’s Board of Directors on November 8, 2019.

Due to the mandatory lockdown provided by the national authorities (DNU No. 297/20, subsequently extended, and complementary regulations), the Company is unable to proceed with the transcription of these consolidated condensed interim financial statements to the corresponding legal books.

The information included in the consolidated condensed interim financial statements is recorded in US dollars, which is the Company’s functional currency and, in accordance with CNV requirements, is presented in pesos, the legal currency in Argentina.

This condensed interim financial information had been prepared under the historical cost convention, modified by the measurement of financial assets at fair value through profit or loss. These financial statements do not include all the information that would be required for complete annual financial statements and, therefore, they should be read together with the annual financial statements as of December 31, 2019, which have been prepared under IFRS.

These consolidated condensed interim financial statements for the three-month period ended March 31, 2020 have not been audited. The Company’s management estimates they include all the necessary adjustments to state fairly the results of operations for each period. The results for the three-month period ended March 31, 2020, does not necessarily reflect in proportion the Company’s results for the complete year.

The accounting policies have been consistently applied to all entities within the Group.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 3: (Continuation)

Comparative information

The information as of December 31, 2019 disclosed for comparative purposes arises from the consolidated financial statements as of that date and the figures for the three-month period ended March 31, 2019 arise from effecting the change in the functional currency of the Company as from January 1, 2019.

Certain non-significant reclassifications have been made to those financial statements´ figures to keep the consistency in the presentation with the figures of the current period.

NOTE 4: ACCOUNTING POLICIES

The accounting policies applied in these consolidated condensed interim financial statements are consistent with those used in the consolidated financial statements for the last fiscal year, which ended on December 31, 2019.

4.1   New accounting standards, amendments and interpretations issued by the IASB effective as of December 31, 2020 and adopted by the Company

The Company has applied the following standards and / or amendments for the first time as of January 1, 2020:

-         Conceptual Framework (issued in March 2018)

-         IFRS 3 “Business Combinations” (amended in October 2018)

-         IAS 1 “Presentation of Financial Statements” y NIC 8 “Accounting Policies, Changes in Accounting Estimates and erroes” (amended in October 2018)

-         IFRS 9 “Financial Instruments”, NIC 39 “Financial Instruments: Presentation” and IFRS 7 “Financial Instruments: Disclosures” (amended in September 2019)

The application of the detailed standards and amendments did not have any impact on the results of the operations or the financial position of the Company.

NOTE 5: GROUP STRUCTURE

5.1 Business combinations

5.1.1 Mergers

a)   PAMPA – CPB

On March 9, 2020, the Company and CPB’s respective Board of Directors approved the merger through absorption process between the Company, as absorbing company, and CPB, as absorbed company, establishing January 1, 2020 as the actual merger date as from which all CPB’s rights and obligations, assets and liabilities were incorporated into the Company’s equity.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 5: (Continuation)

On May 11, 2020, the Company and CPB’s respective Extraordinary Shareholders’ Meetings approved the merger process, its registration with the Public Registry remaining pending.

b)   PAMPA – PACOGEN – PHA

On March 26, 2020, the Company’s Board of Directors instructed to move fordward with the tasks allowing to assess the benefit of a merger through absorption process between the Company, as absorbing company, and PACOGEN and PHA, as absorbed companies, establishing April 1, 2020 as the actual merger date.

5.2 Interest in subsidiaries, associates and joint ventures

5.2.1 Subsidiaries information

Unless otherwise indicated, the capital stock of the subsidiaries consists of common shares, each granting the right to one vote. The country of the registered office is also the principal place where the subsidiary develops its activities.

			03.31.2020	12.31.2019
Company	Country	Main activity	Direct and indirect participation %	Direct and indirect participation %
Corod	Venezuela	Oil	100.00%	100.00%
CPB (1)	Argentina	Generation	-	100.00%
CPB Energía S.A.	Argentina	Generation	100.00%	100.00%
EcuadorTLC	Ecuador	Oil	100.00%	100.00%
Edenor (2)(3)	Argentina	Distribution of energy	57.10%	56.32%
Enecor S.A.	Argentina	Transportation of electricity	69.99%	69.99%
HIDISA	Argentina	Generation	61.00%	61.00%
HINISA	Argentina	Generation	52.04%	52.04%
PACOSA	Argentina	Trader	100.00%	100.00%
PEB	Bolivia	Investment	100.00%	100.00%
PACOGEN	Argentina	Investment	100.00%	100.00%
PE Energía Ecuador LTD	Gran Cayman	Investment	100.00%	100.00%
Energía Operaciones ENOPSA S.A.	Ecuador	Oil	100.00%	100.00%
Petrolera San Carlos S.A.	Venezuela	Oil	100.00%	100.00%
PHA	Argentina	Investment	100.00%	100.00%
PISA	Uruguay	Investment	100.00%	100.00%
PP	Argentina	Investment	100.00%	100.00%
TGU	Uruguay	Gas transportation	100.00%	100.00%
Transelec	Argentina	Investment	100.00%	100.00%
Trenerec Energía Bolivia S.A.	Bolivia	Investment	100.00%	100.00%
Trenerec S.A.	Ecuador	Investment	100.00%	100.00%

(1)       See Note 5.1.1.

(2)       Corresponds to effective interest considering treasury shares in Edenor’s effect (55,12% nominal interest).

(3)       As of March 31, 2020 the quotation of Edenor´s ordinary shares and ADR published on the BCBA and the NYSE was $ 13,45 and U$S 3,24 per share, respectively, granting to Pampa (direct and indirect) ownership an approximate stake market value of U$S 149 million. It should be noted that, as of March 31, 2020 Edenor’s participation does no exceed its recoverable value.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 5: (Continuation)

5.2.2 Investments in associates and joint ventures

The following table presents the main activity and information from the financial statements used for valuation and percentages of participation in associates and joint ventures:

		Information about the issuer
	Main activity	Date	Share capital	Profit (loss) of the period / year	Equity	Direct and indirect participation %
Associates
Refinor	Refinery	12.31.2019	92	142	4,157	28.50%
OCP (1)	Investment	03.31.2020	6,476	635	15,064	15.91%
TGS (2)(5)	Transport of gas	03.31.2020	785	3,401	53,640	2.093%

Joint ventures
CIESA (2)	Investment	03.31.2020	639	2,085	27,397	50%
Citelec (3)	Investment	03.31.2020	556	542	11,789	50%
Greenwind	Generation	03.31.2020	5	(14)	(688)	50%
CTB (4)	Generation	03.31.2020	8,558	1,192	15,866	50%

(1) The Company holds a 15.91% indirect interest through PEB.

(2) The Company and PHA hold a 2.093% interest in TGS and a 50% interest in CIESA, a company that holds a 51% interest in the share capital of TGS. therefore, the Company has an indirect participation of 25.50% in TGS

(3) Through a 50% interest, the company jointly controls Citelec, company that controls Transener with 52.65% of the shares and votes. As a result, the Company has an indirect participation of 26.33% in Transener.

 (4) The company holds a 50% indirect interest through PACOGEN.

(5) As of March 31, 2020 the quotation of TGS´s ordinary shares and ADR published on the BCBA and the NYSE was $ 72.15 and U$S 4.6 per share, respectively, granting to Pampa (direct and indirect) ownership an approximate stake market value of U$S 202 million.

The details of the balances of investments in associates and joint ventures is as follows:

	03.31.2020	12.31.2019
Disclosed in non-current assets
Associates
Refinor	1,469	1,188
OCP	1,792	1,974
TGS	1,647	1,293
Other	12	12
	4,920	4,467
Joint ventures
CIESA	16,327	14,088
Citelec	5,895	5,274
CTB	7,932	6,809

	30,154	26,171
	35,074	30,638
Disclosed in non-current liabilities
Greenwind (1)	291	265
	291	265

(1)   It receives financial assistance from the Company.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 5: (Continuation)

The following tables show the breakdown of the result from investments in associates and joint ventures:

	03.31.2020	03.31.2019
Associates
Refinor	60	(3)
OCP	101	38
TGS	64	-
	225	35

Joint ventures
CIESA	1,015	560
CTB	596	-
Citelec	236	193
Greenwind	(3)	47
	1,844	800
	2,069	835

The evolution of investments in associates and joint ventures is as follows:

	Note	03.31.2020	03.31.2019
At the beginning of the year		30,373	15,180
Compensation		(298)	-
Dividends	16	(119)	(1,310)
Increases (1)		190	-
Share of profit		2,069	835
Exchange differences on translation		2,568	1,690
At the end of the year		34,783	16,395

(1)       TGS shares acquisition.

5.2.2.1 Investment in CIESA/TGS

5.2.2.1.1 Impact of COVID-19 on TGS’s operations

With regards to COVID-19 and governmental measures implemented to contain its propagation, TGS identified impacts due to the sharp decrease in the propane, butane and natural gasoline’s international prices and certain collection delays for natural gas transportation service.

TGS evaluated the aforementioned factors as indications of impairment in accordance with IAS 36, therefore it has carried out the recoverable value tests as of March 31, 2020 in relation with the assets included within property, plant and equipment. Based on the assessment carried out, TGS did not record any impairment of property, plant and equipment as of March 31, 2020.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 5: (Continuation)

5.2.2.1.2 TGS’s Acquisition of own shares programme

On March 6, 2020, TGS’ Board of Directors approved a sixth TGS share repurchase program for a $ 2,500 million maximum amount to invest.

As of March 31, 2020, TGS holds 28,775,540 own treasury shares, which represent 3.62% of its total capital stock. The market acquisition cost of such shares was $ 2,157 million.

5.2.2.1.3 Acquisition of TGS’s ADRs by the Company

During March 2020, the Company acquired a total of 635,380 TGS’s ADRs at an acquisition cost of U$S 4.7 per ADR.

5.2.2.2 Investment in Transener

5.2.2.2.1 Acquisition of Transener’s CBs by the Company

After the consolidated condensed interim financial statements’ closing date, the Company acquired a total nominal value of U$S 1.2 million of Transener’s CBs Series II 2021.

5.2.2.3 Investment in OCP

On January 16, 2020, Oleoducto de Crudos Pesados Ecuador S.A. received a notice of arbitration from a client with whom it had a transport contract called ISTA. The notification alleges the existence of a dispute regarding the declaration of certain events provided for in the contract and the rights and obligations arising from them. OCP S.A. answered the notification on March 9, 2020 before the arbitration tribunal selected to this purpose. Likewise, OCP S.A. initiated a counterclaim for considering the carrier's claims invalid, as it was motivated in the breach of their own contracts in Ecuador. Lastly, OCP S.A. received a response to the counterclaim on April 22, 2020, which is being analyzed.

As of the date of issuance of these consolidated condensed interim financial statements, OCP S.A. estimates that the outcome of this process will not have an impact on the financial position of the company.

On April 7, 2020, a Force Majeure event occurred, consisting of the sinking and landslide in the San Rafael sector, on the border of the provinces of Sucumbíos and Napo, Ecuador, which caused the rupture of the “Oleoducto de Crudos Pesados” pipeline, on April 8, 2020, at KP 93 + 469. This event also affected the “SOTE” Trans-Ecuadorian Pipeline System and the Shushufindi-Quito Pipeline. On May 7, 2020, OCP Ecuador restarted operations and resumed the provision of the crude oil transportation service after completing the construction of a variant that allowed the restoration of the crude oil pipeline system.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 6: RISKS

6.1 Critical accounting estimates and judgments

The preparation of these unaudited consolidated condensed interim financial statements requires the Company’s Management to make future estimates and assessments, to apply critical judgment and to establish assumptions affecting the application of accounting policies and the amounts of disclosed assets and liabilities, and income and expenses.

Mentioned estimates and judgments are evaluated on a continuous basis and are based on past experiences and other reasonable factors under the existing circumstances. Actual future results might differ from the estimates and evaluations made at the date of preparation of these unaudited condensed interim financial statements.

In the preparation of these unaudited condensed interim financial statements, management judgements on applying the Company’s accounting policies and sources of information used for the respective estimates are the same as those applied in the Financial Statements for the year ended December 31, 2019, except for the following information:

6.1.1 Impairment of non-financial assets

The Company regularly monitors the existence of events or changes in circumstances which may indicate that its non-financial assets’ book value may not be recoverable.

As described in Note 1.2, the measures implemented by Governments worldwide and specifically in Argentina to contain the spread of COVID-19 have generated several consequences in economic activities and business both globally and domestically.

In the Generation segment, revenues from the energy sold in the spot market have been adversely affected by the implementation of SE Resolution No. 31/20, which, effective as from February 1, 2020, provided for the pesification of the whole remuneration scheme, with monthly updates in line with the evolution of inflation, and the reduction of availability power capacity payments. Furthermore, the profitability of this market is expected to deteriorate even further on account of the suspension of the automatic price inflation adjustment mechanism (Note NO-2020-24910606-APN-SE#MDP issued on April 8, 2020), added to increasing delays in CAMMESA collections, which have been affected since last year due to delays in payments by electricity distribution companies and fiscal restrictions, and which are currently exacerbated by the pandemic.

However, it is worth highlighting that the most significant portion of revenues in the Generation segment derives from energy remunerated under a differential scheme (that is, supply agreements with large users in the MATER, Energía Plus or supply agreements entered into with CAMMESA), which have not been affected by the previously mentioned regulations.

Furthermore, in the Distribution segment, Edenor’s freeze on electricity rates since March 2019, added to the constant increase in operating costs to maintain adequate service levels, was aggravated by the effect of the social, mandatory and preventive lockdown, which resulted in: (i) the decline in collections as a consequence of the closure of commercial offices and economic constraints to make payments by certain customers; (ii) the decrease in demand as a consequence of the slump in non-essential commercial and industrial activities, which was offset by an increase in residential consumption; and (iii) the inertial increase in energy theft.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 6: (Continuation)

Additionally, in the Oil and Gas segment, even though gas prices have experienced a sustained reduction since August 2018, the gas demand has been affected by the COVID-19 to a lesser extent than the oil demand, a sector that has experienced a collapse in the sold volumes as a result of the sharp drop in the demand for refined products and the exhaustion of the storage capacity. Additionally, the fall in international prices affects the profitability of the sector and the replenishment of reserves. However, it is expected that the Government will adopt measures associated with the implementation of a regulated price higher than the international reference price.

As regards the outlook for the gas market, a product which represents approximately 90% of our hydrocarbon production, the social, mandatory and preventive lockdown has caused a decrease in the SADI’s electricity generation, which has resulted in a lower thermal dispatch and, consequently, a lower gas consumption by CAMMESA, added to the decrease in the non-essential industrial demand, which amplified the excess supply in the summer months and led to lower tendered gas prices and decreases in domestic gas production.

Even though the demand and prices may continue to be depressed throughout 2020, the Argentine energy matrix is highly dependent on gas consumption and, despite the drop in domestic demand, the country will continue buying gas from Bolivia and imported LNG. Therefore, a significant price recovery is expected, at least as from 2021, as a necessary incentive for the reversal of the decrease in the domestic supply as a result of the investments reduction, allowing to reach a break-even price in the medium and long term.

Finally, in the petrochemicals segment, there has been a considerable decrease in the demand for some of the main products produced and sold by the Company, such as styrene and octane bases, and the production and sale of rubber was suspended as it was not considered an essential activity under the COVID-19 related measures adopted by the National Government, which affected the recoverability of inventories of several raw materials and stock for sale, thus recording an impairment of inventories for $ 706 million (US$ 11 million).

Therefore, in view of the above-mentioned indications of impairment, the Company has updated, as of March 31, 2020, its estimates on the recoverable value of the CGUs making up the Generation, Distribution, and Oil and Gas segments as of December 31, 2019.

The methodology used in the estimation of the recoverable amount consisted of calculating the value in use of each CGU based on the present value of future net cash flows expected to be derived from the CGU, discounted with a rate reflecting the weighted average cost of the capital employed.

Cash flows were prepared based on estimates on the future behavior of certain variables that are sensitive in the determination of the value in use, including the following: (i) the reference prices for products; (ii) the nature, timing and modality of the electricity rate increases and/or the recognition of cost adjustments in Edenor; (iii) demand projections per type of product; (iv) costs evolution; and (v) investment needs in accordance with the service quality levels required by Edenor’s regulatory authority; (vi) macroeconomic variables such as inflation and exchange rates, etc.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 6: (Continuation)

6.1.1.1. Generation segment

As of March 31, 2020, the assessment of recoverability for the Güemes, Piedra Buena and Piquirenda power plants and the Pichi Picun Leufú and Nihuiles hydroelectric power plants making up the Generation segment, which revenues are fully generated in the spot market, resulted in the recognition of impairment losses for $ 3,610 million (US$ 56 million).

The projections used in the calculation of the recoverable value as of March 31, 2020 take into consideration several alternatives based on past experience on regulations set by the SE, weighed with reference to: i) the partial re-implementation and the frequency of application of the automatic inflation adjustment mechanism for the spot remuneration; ii) the extension of the financing term granted to CAMMESA and the later normalization to the levels observed in 2019; and iii) a 11.5% WACC rate before taxes.

The Company has conducted a sensitivity analysis of the segment’s recoverable amount regarding: i) discount rate: a 1% increase or decrease in the discount rate would involve a $ 537 million increase or decrease in impairment losses, respectively, and ii) price of energy in the spot market: a 2% increase or decrease in the price would involve a $ 585 million increase or decrease in impairment losses, respectively.

6.1.1.2 Distribution segment

Edenor has made its projections under the assumption that in the next few years it will obtain the delayed electricity rates updates to which it is entitled in accordance with the applicable regulations, using a 12.67% dollar-denominated discount rate (WACC), and considering the following effects:

-       A 15% decrease in demand for the months of April, May and June; a 10% decrease for the month of July, and a 5% decrease for the months of August, September and October 2020 compared to the average demand recorded in the last few months;

-       A 40% reduction in collections for the months of April, May and June; a 25% reduction for the month of July, and a 10% reduction for the months of August, September and October 2020;

-       An 8% and 16% reduction in operating expenses and capital expenditures, respectively.

However, given the complexity of the country’s macroeconomic scenario, which has been exacerbated by the effects of the pandemic, Edenor’s Management is unable to ensure that the future performance of the assumptions used in making its projections will be in line with estimates made as of the date hereof.

In order to consider the estimation risk included in the projections of the aforementioned variables, Edenor has taken into consideration three alternative probability-weighted scenarios, which are detailed below.

i.     Optimistic scenario: Edenor forecasts that the CPD increases will be transferred to tariffs as from January 2021. Furthermore, as from that date, the outstanding balances, net of the debt with the MEM generated in 2020 plus interest and updates, would begin to be recovered in 12 monthly installments. Additionally, from February 2021 the CPD adjustments related to each period would be transferred to tariffs. As from February 2022, a new RTI period would come into effect, which would imply a redefinition of revenues to face larger investments and an increase in the level of activity. Probability of occurrence assigned 5%.

Free translation from the original prepared in Spanish for publication in Argentina

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 6: (Continuation)

ii.    Intermediate scenario: Edenor forecasts that the CPD increases will be transferred to tariffs in January 2021, July 2021 and January 2022. Furthermore, in January 2021, the outstanding balances, net of the debt with the MEM generated in 2020 plus interest and updates, would begin to be recovered in 18 monthly installments (estimated average of installments – Note 2.2.6. Additionally, from February 2021 the CPD adjustments related to each period would be transferred to tariffs. Probability of occurrence assigned 70%.

iii.  Pessimistic scenario: Edenor forecasts that the RTI would be breached and that 80% of the CPD increases will be transferred to tariffs in January 2022 and January 2023. Furthermore, in January 2022, 80% of the outstanding balances, net of the debt with the MEM generated in 2020 plus interest and updates, would begin to be recovered in 18 monthly installments (estimated average of installments – Note 2.2.6). As from February 2021, 80% of the CPD adjustments related to each period would be transferred to tariffs. Probability of occurrence assigned 25%.

Edenor has assigned the to these three scenarios the previously described probability of occurrence percentages based mainly on experience and giving consideration to the current economic and financial situation.

As of March 31, 2020, the value of assets in the Distribution segment does not exceed their recoverable value.

6.1.1.3 Oil & Gas segment

As of March 31, 2020, the book value of the Oil and Gas segment assets, including the goodwill assigned to the segment, does not exceed their recoverable value.

The projections used in the calculation of the recoverable amount as of March 31, 2020 take into consideration the following assumptions for gas: i) Year 2020: continuation of the downward trend shown in the natural gas prices over the first quarter, with a slight recovery in the winter months and a 15% reduction in operating and maintenance costs and a 10% reduction in investments associated with the review of contracts and works with minimum staff to maintain social distancing until the end of the year; ii) Year 2021: strong price recovery (approximately 40%) necessary as an incentive for the reversal of the decrease in the domestic offer as a result of cutbacks in investments; iii) Year 2022 onwards: the break-even price is reached, in line with a prudent development of unconventional reserves in Vaca Muerta. In the case of oil, the implementation of a support price for domestic production is anticipated for the 2020-2021 period, as well as the return to prices effective prior to COVID-19 as from 2022. The WACC discount rate before taxes is 13.0%.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 6: (Continuation)

6.2 Financial risk management

The Company’s activities are subject to several financial risks: market risk (including the exchange rate risk, the interest rate risk and price risk), credit risk and liquidity risk.

No significant changes have arisen in risk management policies since last year.

It should be noted that the Company operates in an economic context which main variables have recently suffered significant volatility as a result of political and economic events both domestically and internationally, as described in Note 1.2.

The impact of COVID-19, added to the special circumstances of the sovereign debt renegotiation being conducted since the end of 2019, had an impact in the international financial markets, which has also adversely affected the cost of access to financing, hedging activities, liquidity and access to capital for emerging markets in general, and particularly for Argentina. As regards access to domestic financing, an increase in liquidity in pesos has been experienced throughout the market, which has significantly reduced the cost of financing, especially in the very short term.

All these impacts may potentially affect the Company’s capacity to obtain financing for its operations in a timely manner, and under acceptable and efficient terms, costs and conditions in line with the Company’s business needs.

Finally, on April 30, 2020, the BCRA issued Communication No. A7001, which introduced restrictions, in addition to those already in existence, to access the foreign exchange market associated, among other factors, with transactions with stock market assets by companies. As of the issuance of these consolidated condensed interim financial statements, the Company is analyzing these measures and their impact on its operations.

The Company’s Management permanently monitors the evolution of situations affecting its business to determine possible steps to take and identify potential impacts on its assets and financial position. The Company’s financial statements should be read in the light of these circumstances.

It is worth highlighting that the Company currently has a strong level of liquidity, which allows it to properly face such volatility.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”))

NOTE 7: SEGMENT INFORMATION

The Company is an integrated energy company in Argentina, which mainly participates in the electricity and oil and gas value chains.

Through its own activities, subsidiaries and share holdings in joint ventures and associates, and based on the business nature, customer portfolio and risks involved, the following business segments were identified:

Electricity Generation, mainly consisting of the Company’s direct and indirect interests in HINISA, HIDISA, Greenwind, CTB and through its own electricity generation activities through Central Térmica Güemes, Piquirenda, Loma de la Lata, Genelba, EcoEnergía, Pilar, I. White, the Pichi Picún Leufú hydroelectric complex and the wind power park Pampa Energía II and III.

Electricity Distribution, consisting of the Company’s indirect interest in Edenor.

Oil and Gas, mainly consisting of the Company’s own interests in oil and gas areas and through its direct interest in PACOSA and indirectly in OCP.

Petrochemicals, comprising the Company’s own styrenics operations and the catalytic reformer plant operations conducted in Argentine plants.

Holding and Other Business, mainly consisting of financial investment transactions, holding activities, interests in the associate Refinor and in joint businesses CITELEC and CIESA and their respective subsidiaries, which hold the concession over the high voltage electricity transmission nationwide and over gas transportation in the South of the country, respectively.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 7: (Continuation)

	in millions of u$s							in million of pesos
Consolidated profit and loss information for the period of three month ended March 31, 2020	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Revenue	134	319	75	73	6	-	607	38,415
Intersegment revenue	-	-	10	-	-	(10)	-	-
Cost of sales	(55)	(255)	(65)	(71)	-	10	(436)	(27,556)
Gross profit	79	64	20	2	6	-	171	10,859

Selling expenses	(1)	(26)	(7)	(2)	-	-	(36)	(2,328)
Administrative expenses	(9)	(13)	(11)	(1)	(5)	-	(39)	(2,424)
Exploration expenses	-	-	-	-	-	-	-	(4)
Other operating income	1	4	2	-	2	-	9	604
Other operating expenses	(2)	(5)	(2)	(1)	(4)	-	(14)	(822)
Impairment of property, plant and equipment, intangible assets and inventories	(56)	-	-	(11)	-	-	(67)	(4,316)
Share of profit from associates and joint ventures	10	-	2	-	20	-	32	2,069
Operating income	22	24	4	(13)	19	-	56	3,638

Gain on net monetary position, net	-	26	-	-	-	-	26	1,676
Finance income	8	5	2	-	1	-	16	1,007
Finance costs	(15)	(19)	(27)	(1)	-	-	(62)	(3,861)
Other financial results	(1)	(11)	2	1	(6)	-	(15)	(1,114)
Financial results, net	(8)	1	(23)	-	(5)	-	(35)	(2,292)
Profit before income tax	14	25	(19)	(13)	14	-	21	1,346

Income tax	(1)	(13)	6	4	(1)	-	(5)	(403)
Profit for the period	13	12	(13)	(9)	13	-	16	943

Depreciation and amortization	23	20	27	-	-	-	70	4,498

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 7: (Continuation)

	in millions of u$s							in million of pesos
Consolidated profit and loss information for the period of three month ended March 31, 2020	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Total profit attributable to:
Owners of the company	16	7	(13)	(9)	13	-	14	775
Non - controlling interest	(3)	5	-	-	-	-	2	168

Consolidated statement of financial position as of March 31, 2020
Assets	1,377	1,500	1,107	113	1,543	(122)	5,518	355,984
Liabilities	661	1,052	1,273	127	145	(122)	3,136	202,177

Net book values of property, plant and equipment	1,101	1,690	604	18	34	-	3,447	222,220

Additional consolidated information as of March 31, 2020
Increases in property, plant and equipment, intangibles assets and right-of-use assets	22	22	19	-	-	-	63	3,884

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 7: (Continuation)

	in millions of u$s							in million of pesos
Consolidated profit and loss information for the period of three month ended March 31, 2019	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Revenue	207	389	47	77	7	-	727	29,393
Intersegment revenue	-	-	66	-	-	(66)	-	-
Cost of sales	(121)	(332)	(70)	(66)	-	66	(523)	(21,269)
Gross profit (loss)	86	57	43	11	7	-	204	8,124

Selling expenses	(1)	(35)	(3)	(2)	(2)	-	(43)	(1,813)
Administrative expenses	(7)	(16)	(12)	(1)	(9)	-	(45)	(1,863)
Exploration expenses	-	-	(1)	-	-	-	(1)	(41)
Other operating income	2	3	2	1	6	-	14	484
Other operating expenses	(2)	(9)	(5)	(7)	(2)	-	(25)	(1,017)
Share of profit (loss) from joint ventures and associates	1	-	1	-	18	-	20	835
Operating income (loss)	79	-	25	2	18	-	124	4,709

Gain on net monetary position	-	76	-	-	-	-	76	3,308
Finance income	17	4	9	-	3	-	33	1,298
Finance costs	(24)	(38)	(21)	(4)	(1)	-	(88)	(3,611)
Other financial results	(2)	(14)	11	(1)	-	-	(6)	(495)
Financial results, net	(9)	28	(1)	(5)	2	-	15	500
Profit (loss) before income tax	70	28	24	(3)	20	-	139	5,209

Income tax	(28)	(25)	4	3	76	-	30	1,427
Profit (loss) for the period	42	3	28	-	96	-	169	6,636

Depreciation and amortization	16	19	23	-	1	-	59	2,439

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 7: (Continuation)

	in millions of u$s							in million of pesos
Consolidated profit and loss information for the period of three month ended March 31, 2019	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Total profit (loss) attributable to:
Owners of the company	41	2	28	-	96	-	167	6,531
Non - controlling interest	1	1	-	-	-	-	2	105

Consolidated statement of financial position as of December 31,2019
Assets	1,472	1,480	1,261	136	1,527	(192)	5,684	340,428
Liabilities	1,226	1,792	465	122	(160)	(170)	3,275	196,166

Net book values of property, plant and equipment	1,152	1,691	612	18	34	-	3,507	210,056

Additional consolidated information as of March 31, 2019
Increases in property, plant and equipment	64	49	33	-	1	-	147	5,974

The accounting criteria used by the different subsidiaries for measuring the segments’ results, assets and liabilities are consistent with those used in the financial statements. Assets and liabilities are assigned based on the segment’s activity.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 8: REVENUE

	03.31.2020	03.31.2019

Energy sales to the Spot Market	3,649	2,638
Energy sales by supply contracts	4,239	2,716
Fuel self-supply	443	2,842
Other sales	31	25
Generation sales subtotal	8,362	8,221

Energy sales	20,440	15,923
Right of use of poles	75	49
Connection and reconnection charges	16	15
Distribution of energy sales subtotal	20,531	15,987

Oil, gas and liquid sales	4,483	1,855
Other sales	175	42
Oil and gas sales subtotal	4,658	1,897

Technical assistance services and administartion sales	376	259
Other	3	2
Holding and others subtotal	379	261

Petrochemicals sales	4,485	3,027
Petrochemicals sales subtotal	4,485	3,027
Total revenue	38,415	29,393

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 9: COST OF SALES

	03.31.2020	03.31.2019
Inventories at the beginning of the year	9,175	5,169

Plus: Charges for the period
Purchases of inventories, energy and gas	15,892	15,295
Salaries and social security charges	2,342	1,797
Benefits to employees	147	90
Accrual of defined benefit plans	154	35
Works contracts, fees and compensation for services	1,720	1,121
Depreciation of property, plant and equipment	3,933	2,125
Intangible assets amortization	111	71
Right-of-use assets amortization	30	-
Transport of energy	73	33
Transportation and freights	285	116
Consumption of materials	608	343
Penalties (1)	(210)	429
Maintenance	284	221
Canons and royalties	736	657
Environmental control	112	13
Rental and insurance	301	227
Surveillance and security	93	88
Taxes, rates and contributions	75	43
Other	32	(77)
Subtotal	26,718	22,627

Exchange differences on translation	585	22

Less: Inventories at the end of the period	(8,922)	(6,549)
Total cost of sales	27,556	21,269

(1) Includes $ 346 million, in the 2020 period, for penalty recoveries corresponding to technical service quality.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 10: OTHER ITEMS OF THE STATEMENTO OF COMPREHENSIVE INCOME

10.1 SELLING EXPENSES

	03.31.2020	03.31.2019
Salaries and social security charges	301	255
Benefits to employees	5	8
Accrual of defined benefit plans	15	4
Fees and compensation for services	444	298
Compensation agreements	18	29
Depreciation of property, plant and equipment	151	103
Right-of-use assets amortization	13	-
Taxes, rates and contributions	426	225
Communications	88	64
Penalties	66	560
Net impairment losses on financial assets	445	178
Transport	328	50
Other	28	39
Total selling expenses	2,328	1,813

10.2 ADMINISTRATIVE EXPENSES

	03.31.2020	03.31.2019
Salaries and social security charges	948	669
Benefits to employees	104	58
Accrual of defined benefit plans	149	51
Fees and compensation for services	634	581
Compensation agreements	18	29
Directors' and Syndicates' fees	16	106
Depreciation of property, plant and equipment	213	140
Consumption of materials	36	41
Maintenance	43	22
Transport and per diem	16	16
Rental and insurance	72	50
Surveillance and security	17	14
Taxes, rates and contributions	36	41
Communications	24	17
Right-of-use assets amortization	47	-
Institutional advertising and promotion	1	12
Other	50	16
Total administrative expenses	2,424	1,863

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 10: (Continuation)

10.3 EXPLORATION EXPENSES

	03.31.2020	03.31.2019
Geological and geophysical expenses	4	41
Total exploration expenses	4	41

10.4 OTHER OPERATING INCOME AND EXPENSES

Other operating income	03.31.2020	03.31.2019
Recovery of doubtful accounts	-	27
Insurrance recovery	31	32
Commissions on municipal tax collections	38	21
Services to third parties	213	202
Profit for property, plant and equipment sale	-	53
Reversal of contingencies and taxes payables	248	10
Other	74	139
Total other operating income	604	484

Other operating expenses
Provision for contingencies	(189)	(332)
Decrease in property, plant and equipment	(102)	(14)
Allowance for tax credits	(60)	(32)
Tax on bank transactions	(353)	(307)
Cost for services provided to third parties	(12)	(13)
Donations and contributions	(20)	(9)
Institutional promotion	(28)	(15)
Other	(58)	(295)
Total other operating expenses	(822)	(1,017)

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 10: (Continuation)

10.5 FINANCIAL RESULTS

	03.31.2020	03.31.2019
Gain on monetary position, net	1,676	3,308
Finance income
Commercial interest	591	715
Financial interest	284	413
Other interest	132	170
Total finance income	1,007	1,298

Finance cost
Commercial interest	(399)	(1,089)
Fiscal interest	(46)	(54)
Financial interest (1)	(3,217)	(2,227)
Other interest	(35)	(204)
Other financial expenses	(164)	(37)
Total financial expenses	(3,861)	(3,611)

Other financial results
Foreign currency exchange difference, net	(1,636)	(1,235)
Changes in the fair value of financial instruments	(241)	897
Gains (losses) from present value measurement	(189)	(148)
Other financial results of RDSA	4	1
Results for the repurchase of corporate bonds	939	(15)
Other financial results	9	5
Total other financial results	(1,114)	(495)

Total financial results, net	(2,292)	500

(1) Net of $ 303 million and $ 125 million capitalized in property, plant and equipment for the three-month periods ended March 31, 2020 and 2019, respectively.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 10: (Continuation)

10.6 INCOME TAX AND MINIMUM NOTIONAL INCOME TAX

The breakdown of income tax charge is:

	03.31.2020	03.31.2019
Current tax	2,472	496
Deferred tax	(1,918)	(3,361)
Difference in the estimate of previous fiscal year income tax and the income tax statement	(151)	27
Optional tax revaluation	-	1,411
Total loss (gain) income tax	403	(1,427)

Even though as of March 31, 2020, the IPC cumulative variation has not exceeded the 15% condition set for the third transition year pursuant to Law No. 27,430, forecasts for 2020 fiscal year estimates that the IPC cumulative variation will exceed the defined condition, and therefore the tax inflation adjustment has been applied in the current and deferred income tax provision, except for the Company and its subsidiaries PHA and PACOGEN, taking into account the merger process effective as from April 1, 2020, which have not exceeded the mentioned legal parameter during the three-month irregular fiscal period ended March 31, 2020.

Below is a reconciliation between income tax expense and the amount resulting from application of the tax rate on the income before taxes:

	03.31.2020	03.31.2019
Profit before income tax	1,346	5,209
Current tax rate	30%	30%
Result at the tax rate	404	1,563
Share of profit of associates and joint ventures	(624)	(250)
Non-taxable results	(423)	(248)
Effects of exchange differences and traslation effect of property, plant and equipment and intangible assets, net	1,241	(1,032)
Adjustment of valuation of property, plant and equipment and intangible assets	(2,297)	-
(Loss) gain on monetary position, net	(29)	927
Effect of tax rate change in deferred tax	429	1,358
Adjustment effect for tax inflation	1,974	1,671
Payment of optional tax revaluation	-	1,411
Special tax, revaluation of property, plant and equipment	-	(7,381)
Difference in the estimate of previous fiscal year income tax and the income tax statement	(263)	629
Other	(9)	(75)
Total loss (gain) income tax	403	(1,427)

Free translation from the original prepared in Spanish for publication in Argentina

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: NON-FINANCIAL ASSETS AND LIABILITIES

11.1 PROPERTY, PLANT AND EQUIPMENT

	Original values
Type of good	At the beginning	Increases	Impairment	Transfers	Decreases	Traslation effect	At the end

Land	809	-	-	-	-	62	871
Buildings	12,088	3	(396)	164	-	920	12,779
Equipment and machinery	75,055	1	(5,154)	1,468	(193)	5,780	76,957
High, medium and low voltage lines	62,736	2	-	1,133	(42)	4,697	68,526
Substations	22,036	4	-	650	-	1,650	24,340
Transforming chamber and platforms	13,155	37	-	483	(49)	985	14,611
Meters	13,574	2	-	631	-	1,016	15,223
Wells	40,273	27	-	1,758	-	3,161	45,219
Mining property	15,136	-	-	-	-	1,158	16,294
Vehicles	1,282	1	-	-	-	97	1,380
Furniture and fixtures and software equipment	4,461	23	-	88	-	341	4,913
Communication equipments	873	-	-	181	-	66	1,120
Materials and spare parts	2,200	236	-	(307)	-	147	2,276
Petrochemical industrial complex	817	-	-	36	-	63	916
Work in progress	47,395	3,409	-	(6,236)	(17)	3,623	48,174
Advances to suppliers	1,084	139	-	(49)	-	89	1,263
Other goods	363	-	-	-	-	28	391
Total at 03.31.2020	313,337	3,884	(5,550)	-	(301)	23,883	335,253
Total at 03.31.2019	183,517	5,974	-	-	(984)	25,131	213,638

Free translation from the original prepared in Spanish for publication in Argentina

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: (Continuation)

	Depreciation
							Net book values
Type of good	At the beginning	Decreases	Impairment	For the period	Traslation effect	At the end	At the end	At 12.31.2019

Land	-	-	-	-	-	-	871	809
Buildings	(4,534)	-	112	(104)	(350)	(4,876)	7,903	7,554
Equipment and machinery	(24,561)	152	2,214	(1,426)	(1,945)	(25,566)	51,391	50,494
High, medium and low voltage lines	(20,632)	35	-	(600)	(1,545)	(22,742)	45,784	42,104
Substations	(6,862)	-	-	(207)	(514)	(7,583)	16,757	15,174
Transforming chamber and platforms	(3,753)	12	-	(128)	(281)	(4,150)	10,461	9,402
Meters	(5,204)	-	-	(172)	(390)	(5,766)	9,457	8,370
Wells	(23,100)	-	-	(1,151)	(1,823)	(26,074)	19,145	17,173
Mining property	(8,619)	-	-	(263)	(672)	(9,554)	6,740	6,517
Vehicles	(1,184)	-	-	(68)	(89)	(1,341)	39	98
Furniture and fixtures and software equipment	(3,419)	-	-	(146)	(263)	(3,828)	1,085	1,042
Communication equipments	(611)	-	-	(9)	(46)	(666)	454	262
Materials and spare parts	(134)	-	-	(9)	(10)	(153)	2,123	2,066
Petrochemical industrial complex	(441)	-	-	(10)	(34)	(485)	431	376
Work in progress	-	-	-	-	-	-	48,174	47,395
Advances to suppliers	-	-	-	-	-	-	1,263	1,084
Other goods	(227)	-	-	(4)	(18)	(249)	142	136
Total at 03.31.2020	(103,281)	199	2,326	(4,297)	(7,980)	(113,033)	222,220
Total at 03.31.2019	(58,512)	166	-	(2,368)	(8,199)	(68,913)		144,725
Total at 12.31.2019								210,056

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: (Continuation)

Labor costs capitalized in the book value of property, plant and equipment during the three-month periods ended March 31, 2020 and 2019, amounted to $ 288 and $ 254 million, respectively.

Borrowing costs capitalized in the book value of property, plant and equipment during the three-month periods ended March 31, 2020 and 2019, amounted to $ 303 and $ 125 million, respectively.

11.2 INTANGIBLE ASSETS

	Original values

Type of good	At the beginning	Impairment	Traslate Effect	At the end

Concession agreements	16,128	(2,784)	1,223	14,567
Goodwill	2,073	-	158	2,231
Intangibles identified in acquisitions of companies	418	-	32	450
Total at 03.31.2020	18,619	(2,784)	1,413	17,248
Total at 03.31.2019	11,839	-	1,646	13,485

	Depreciation

Type of good	At the beginning	Impairment	For the period	Traslate Effect	At the end

Concession agreements	(9,400)	2,398	(105)	(722)	(7,829)
Goodwill	-	-	-	-	-
Intangibles identified in acquisitions of companies	(151)	-	(6)	(12)	(169)
Total at 03.31.2020	(9,551)	2,398	(111)	(734)	(7,998)
Total at 03.31.2019	(5,759)	-	(71)	(852)	(6,682)

	Net book values
Type of good	At the end	At 12.31.2019

Concession agreements	6,738	6,728
Goodwill	2,231	2,073
Intangibles identified in acquisitions of companies	281	267
Total at 03.31.2020	9,250
Total at 03.31.2019	6,803
Total at 12.31.2019		9,068

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: (Continuation)

11.3 DEFERRED TAX ASSETS AND LIABILITIES AND INCOME TAX

The composition of the deferred tax assets and liabilities is as follows:

	03.31.2020	12.31.2019
Tax loss carryforwards	7,156	6,659
Trade and other receivables	1,021	752
Cash and cash equivalents	4	-
Trade and other payables	896	790
Salaries and social security payable	123	146
Defined benefit plans	441	400
Provisions	2,478	2,363
Taxes payable	18	18
Adjustment for tax inflation	220	452
Other	27	18
Deferred tax asset	12,384	11,598
Property, plant and equipment	(24,122)	(23,072)
Adjustment for tax inflation	(5,113)	(5,908)
Investments in companies	(503)	(492)
Intangible assets	(704)	(750)
Inventory	(502)	(617)
Trade and other receivables	(419)	(245)
Financial assets at fair value through profit and loss	(455)	(644)
Borrowings	(3)	(3)
Taxes payable	(231)	(231)
Other	-	(2)
Deferred tax liabilities	(32,052)	(31,964)

Deferred tax assets and liabilities are offset in the following cases: a) when there is a legally enforceable right to offset tax assets and liabilities; and b) when deferred income tax charges are associated with the same fiscal authority. The following amounts, determined after their adequate offset, are disclosed in the statement of financial position:

	03.31.2020	12.31.2019
Deferred tax asset	3,512	1,702
Deferred tax liabilities	(23,180)	(22,068)
Deferred tax liabilities, net	(19,668)	(20,366)

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: (Continuation)

11.4 INVENTORIES

	03.31.2020	12.31.2019

Materials and spare parts	6,292	5,673
Advances to suppliers	190	1,277
In process and finished products	2,440	2,225
Total	8,922	9,175

Net of $ 706 million impairment as of March 31, 2020. See Note 6.1.

11.5 PROVISIONS

	03.31.2020	12.31.2019
Non-Current
Provisions for contingencies	7,711	7,411
Asset retirement obligation and dismantling of wind turbines	1,319	1,195
Environmental remediation	37	34
Other provisions	71	63
	9,138	8,703

Current
Provisions for contingencies	1,033	968
Asset retirement obligation and dismantling of wind turbines	142	132
Environmental remediation	141	105
Other provisions	1	1
	1,317	1,206

The evolution of provisions is shown below:

	03.31.2020
	For contingencies	Asset retirement obligation and dismantling of wind turbines	For environmental remediation

At the beginning of the year	8,379	1,327	139
Increases	193	31	31
Decreases	(31)	-	(2)
Exchange differences on translation	428	103	10
Gain on monetary position, net	(5)	-	-
Reversal of unused amounts	(220)	-	-
At the end of the period	8,744	1,461	178

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: (Continuation)

	03.31.2019
	For contingencies	Asset retirement obligation	For environmental remediation

At the beginning of the year	5,332	835	160
Increases	528	17	-
Exchange differences on translation	545	126	(26)
Decreases	(36)	(1)	(26)
Reversal of unused amounts	(16)	-	-
At the end of the period	6,353	977	108

NOTE 12: FINANCIAL ASSETS AND LIABILITIES

12.1 FINANCIAL ASSETS AT AMORTIZED COST

	03.31.2020	12.31.2019
Non-current
Public securities	302	1,048
Total non-current	302	1,048

Current
Public securities	3,473	3,224
Total current	3,473	3,224

Public securities were received pursuant to the mechanism set forth by Resolution SGE No. 54/19 for the settlement of receivables under the Natural Gas Surplus Injection Promotion Programs.

12.2. FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT AND LOSS

	03.31.2020	12.31.2019
Non-current
Shares	722	671
Total non-current	722	671

Current
Government securities	15,310	6,775
Shares	456	478
Investment funds	1	14,614
Total current	15,767	21,867

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

12.3 Trade and Other receivables

	Note	03.31.2020	12.31.2019
Non-Current
Receivables from oil and gas sales (1)		441	456
Other		3	3
Trade receivables, net		444	459

Non-Current
Tax credits		240	208
Related parties	16	3,348	3,169
Prepaid expenses		51	52
Financial credit		20	22
Credit with RDSA	18	2,126	2,126
Allowance for doubtful accounts		(2,126)	(2,126)
Allowance for tax credits		(5)	(5)
Other		890	805
Other receivables, net		4,545	4,252

Total non-current		4,989	4,711

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

	Note	03.31.2020	12.31.2019
Current
Receivables from energy distribution sales		16,321	13,540
Receivables from MAT		989	1,023
CAMMESA		11,984	10,052
Receivables from oil and gas sales (1)		2,635	2,856
Receivables from petrochemistry sales		2,628	3,234
Related parties	16	859	392
Government of the PBA and CABA by Social Rate		256	251
Other		457	515
Allowance for doubtful accounts		(2,351)	(2,000)
Trade receivables, net		33,778	29,863

Tax credits		320	624
Advances to suppliers		14	10
Advances to employees		10	8
Related parties	16	383	497
Prepaid expenses		1,118	123
Receivables for non-electrical activities		936	639
Financial credit		304	296
Guarantee deposits		65	300
Expenses to be recovered		529	727
Credits for the sale of property, plant and equipment		-	35
Credit with RDSA	18	64	60
Other		788	706
Allowance for other receivables		(350)	(305)
Other receivables, net		4,181	3,720

Total current		37,959	33,583

(1) Includes $ 877 million related to the $ 1,219 million receivable generated in the April 2018 - March 2019 period as a result of the differences between the price of gas sales agreements (invoiced in US dollars) and the price recognized in the distributors’ final tariffs, to be assumed by the National Government in accordance with the collection procedure established by Executive Order No. 1,053/18 in 30 installments beginning as from December 2019.

The Company has not collected any installments as from January 2020, maintaining an outstanding balance of 29 installments and its corresponding update. Likewise, at the beginning of the 2020 year, the Company implemented a procedure to recover certain credits not included in Decree No. 1,053/18.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

The movements in the allowance for the impairment of trade receivables are as follows:

	03.31.2020	03.31.2019
At the beginning	2,000	1,266
Allowance for impairment	464	192
Utilizations	(137)	(45)
Reversal of unused amounts	-	(24)
Exchange differences on translation	23	40
Gain on monetary position, net	1	-
At the end of the period	2,351	1,429

The movements in the allowance for the impairment of other receivables are as follows:

	03.31.2020	03.31.2019
At the beginning	311	296
Allowance for impairment	67	2
Exchange differences on translation	18	29
Gain on monetary position, net	-	(4)
Reversal of unused amounts	(41)	(40)
At the end of the period	355	283

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

12.4 CASH AND CASH EQUIVALENTS

	03.31.2020	12.31.2019
Cash	29	29
Banks	2,503	3,407
Investment funds	10,063	250
Time deposits	188	9,810
Total	12,783	13,496

12.5 BORROWINGS

	Note	03.31.2020	12.31.2019

Non-Current

Financial borrowings		9,765	9,623
Corporate bonds (1)		99,775	96,006
		109,540	105,629

Current

Financial borrowings		4,054	8,227
Corporate bonds		1,260	1,932
Related parties	16	890	815
		6,204	10,974

Total		115,744	116,603

(1)       Net of repurchased Corporate Bonds of Pampa Energia for a nominal value of U$S 145 million and U$S 81 million as of March 31, 2020 and December 31, 2019 and Edenor’s repurchased Corporate Bonds for a nominal value of U$S 39 million in both periods.

As of March 31, 2020 and December 31, 2019 the fair value of the Company’s CBs amount approximately to $ 73,425 millones and $ 86,605 millones, respectively. Such values were calculated on the basis of the determined market price of the Company’s CBs at the end of each period (fair value level 1).

The carrying amounts of short-term borrowings approximate their fair value due to their short-term maturity.

The remaining long-term borrowings were measured at amortized cost, which does not differ significantly from its fair value.

As of the issuance of these financial statements, the Company is in compliance with the covenants provided for in loans.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

12.5.1 Financial loans

During the first three months of 2020, the Company settled financial loans upon maturity for a total U$S 25 million, and provided for the early cancellation of short term loans for a total amount of U$S 40 million.

After the closing date of this consolidated condensed interim financial statements, the Company took short-term financial loans in pesos for $ 1,500 million at a one-year term, $ 3,000 million with a 90-day maturity and sureties of $ 950 million up to 30-day maturity and provided for the early cancellation of financial loans for $ 2,938 million.

12.5.2 Acquisition of own CBs

During the three-month period ended March 31, 2020, the Company acquired and/or early redeemed, at market price, its own CBs for a nominal value of U$S 60.9 million, of which U$S 41.2 million correspond to CB series T maturing 2023 and U$S 19.7 million correspond to the CB Class 1 maturing 2027.

As of March 31, 2020, the Company held in portfolio: i) CB series T for a nominal value of U$S 54.7 million, repurchased at a clean average price of U$S 72.9 for each U$S 100 nominal value; ii) CB Class 1 for nominal value of U$S 82.7 million repurchased at a clean average price of U$S 73.3 for each U$S 100 nominal value; and iii) CB Class 3 for nominal value of U$S 7.3 million repurchased at a clean average price of U$S 78.6 each U$S 100 nominal value.

After March 31, 2020, the Company continued to acquire and/or redeem its own CBs at market price for a total nominal value of U$S 32.35 million, of which U$S 20.88 million correspond to CB series T, U$S 11.32 million corresponds to CB class 1 and U$S 0.15 million correspond to CB class 3. Finally, on April 30, 2020, the Company issued corporate bonds (see Note 21.3).

Likewise, after March 31, 2020, Edenor repurchased its own CBs, at market price, for a total of nominal value of U$S 0.69 million at an average clean price of U$S 59.3 for each U$S 100 nominal value.

12.5.3 Pampa Group’s CBs Ratings

On April 8, 2020, in line with the change on the sovereign’s credit rating outlooks, Moody’s downgrade the global ratings assigned to Pampa, Edenor and TGS’s CBs from Caa1 to Caa3 and the local ratings assigned to Edenor from Baa3 to Caa1, in all cases with negative outlook.

Moreover, in mid-April 2020, Standard & Poor’s downgraded the global rating of Transener’s CBs, from B- to CCC+ and the local rating from raBBB+ to raBB, both with negative outlook. Later on, in May 2020 also downgraded the global rating of Pampa and TGS from B- to CCC+ with a negative outlook.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

12.6 TRADE AND OTHER PAYABLES

Non-Current	03.31.2020	12.31.2019

Customer contributions	178	156
Customer guarantees	233	213
Trade payables	411	369

ENRE Penalties and discounts	5,089	3,932
Compensation agreements	430	399
Lease liability	837	716
Other	4	3
Other payables	6,360	5,050
Total non-current	6,771	5,419

Current	Note	03.31.2020	12.31.2019

Suppliers		13,056	12,739
CAMMESA		12,694	9,305
Customer contributions		31	31
Discounts to customers		37	37
Customer advances		372	362
Related parties	16	424	468
Other		16	22
Trade payables		26,630	22,964

ENRE Penalties and discounts		2,537	3,387
Related parties	16	16	316
Advances for works to be executed		6	6
Compensation agreements		202	150
Payment agreements with ENRE		36	48
Other creditors		204	-
Lease liability		329	254
Other		48	64
Other payables		3,378	4,225

Total current		30,008	27,189

Due to the short-term nature of the payables and other payables, their carrying amount is considered to be the same as their fair value, except non-current customer contributions.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

The fair values of non-current customer contributions as of March 31, 2020 and December 31, 2019 amount to $ 51 million and $ 45 million, respectively. The fair values are determined based on estimated discounted cash flows in accordance with a market rate for this type of transactions. This fair value is classified as level 3.

12.7 INCOME TAX AND MINIMUM NOTIONAL INCOME TAX LIABILITY

	03.31.2020	12.31.2019
Non-current
Income tax, net of witholdings and advances	2,677	590
Total non-current	2,677	590

Current
Income tax, net of witholdings and advances	3,236	3,154
Total current	3,236	3,154

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

12.8 FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table shows the Company’s financial assets and liabilities measured at fair value as of March 31, 2020 and December 31, 2019:

As of March 31, 2020	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit and losss
Government securities	15,310	-	-	15,310
Shares	456	-	722	1,178
Investment funds	1	-	-	1
Cash and cash equivalents
Investment funds	10,063	-	-	10,063
Other receivables	10	-	-	10
Total assets	25,840	-	722	26,562

Liabilities
Derivative financial instruments	-	254	-	254
Total liabilities	-	254	-	254

As of December 31, 2019	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit and losss
Government securities	6,775	-	-	6,775
Shares	478	-	671	1,149
Investment funds	14,614	-	-	14,614
Cash and cash equivalents
Investment funds	250	-	-	250
Derivative financial instruments	-	214	-	214
Other receivables	250	-	-	250
Total assets	22,367	214	671	23,252

Liabilities
Derivative financial instruments	-	204	-	204
Total liabilities	-	204	-	204

The techniques used for the measurement of assets at fair value with changes in income, classified as Level 2 and 3, are detailed below:

- Derivative Financial Instruments: calculated from variations between market prices at the closing date of the year, and the amount at the time of the contract.

- Shares: they were determined based on Income approach through the Indirect Cash Flow method (net present value of expected future cash flows) and the discount rates used were estimated taking the Weighted Average Cost of Capital (“WAAC”) rate as a parameter.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 13: EQUITY COMPONENTS

13.1 SHARE CAPITAL AND RESERVES

13.1.1     Share Capital

As of March 31 2020, share capital amounts to $ 1,747,873,239 (see Note 21.1).

a)    Stock-based compensation plan

During the three-month period ended March 31, 2020, the Company delivered the equivalent of 553,373 own shares as payment under the stock-based compensation plan to officers and other key staff.

b) Share repurchase program

On March 10, 2020, Share repurchase program 5 ended, through which 89.4 million equivalent shares were acquired for a U$S 46.4 million value.

On March 9, 2020, the Company’s Board of Directors approved the share repurchase program 6, for a maximum amount of up to U$S 27 million and for an initial term of 120 calendar days. Treasury shares may be acquired up to a maximum price of the amount, in Argentine pesos, equivalent to U$S 0.52 per common share and U$S 13 per ADR.

As of the date of issuance of these financial statements, the Company had acquired 49.9 million equivalent shares for a total value of US $ 19.7 million.

As of March 31, 2020, treasury shares amounted to 8.93% of the capital stock, of which 151,585,025 shares correspond to the share repurchase program and 4,482,373 shares correspond to stock-based compensation plans for officers and other key staff.

13.1.2 Other reserves

a)    Acquisition of Edenor’s ADRs by the Company

During the months of March 2020, the Company acquired a total of 344,281 Edenor’s ADRs at an average acquisition cost of U$S 3.7 per ADR.

13.2    EARNING PER SHARE

13.2.1 Basic

Basic earnings per share are calculated by dividing the result attributable to the Company’s equity interest holders by the weighted average of outstanding common shares during the year.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 13: (Continuation)

13.2.2 Diluted

Diluted earnings per share are calculated by adjusting the weighted average of outstanding common shares to reflect the conversion of all dilutive potential common shares.

Potential common shares will be deemed dilutive only when their conversion into common shares may reduce the earnings per share or increase losses per share of the continuing business. Potential common shares will be deemed anti-dilutive when their conversion into common shares may result in an increase in the earnings per share or a decrease in the losses per share of the continuing operations.

The calculation of diluted earnings per share does not entail a conversion, the exercise or another issuance of shares which may have an anti-dilutive effect on the losses per share, or where the option exercise price is higher than the average price of ordinary shares during the period, no dilutive effect is recorded, being the diluted earning per share equal to the basic. As of March 31, 2020 and 2019, the Company does not hold any significant potential dilutive shares, therefore there are no differences with the basic earnings per share.

	03.31.2020	03.31.2019
Earning for continuing operations attributable to the equity holders of the Company	775	6,636
Weighted average amount of outstanding shares	1,641	1,875
Basic and diluted earnings per share	0.47	3.54

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 14:  STATEMENT OF CASH FLOWS’ COMPLEMENTARY INFORMATION

14.1 ADJUSTMENTS TO RECONCILE NET PROFIT TO CASH FLOWS GENERATED BY OPERATING ACTIVITIES

	Note	03.31.2020	03.31.2019
Income tax	10.6	403	(1,427)
Accrued interest		2,618	2,450
Depreciations and amortizations	9, 10.1 and 10.2	4,498	2,439
Constitution of allowances, net	10.4 and 10.1	505	183
(Recovery) provision of provisions and tax payables, net	10.4	(59)	322
Share of profit from joint ventures and associates	5.2.2	(2,069)	(835)
Accrual of defined benefit plans	9, 10.1 and 10.2	318	90
Net exchange differences	10.5	1,636	1,235
Result from measurement at present value	10.5	189	148
Changes in the fair value of financial instruments		1,064	(897)
Results from property, plant and equipment sale and decreases	10.4 and 10.3	102	(39)
Results for the repurchase of corporate bonds	10.5	(939)	15
Impairment of property, plant and equipment, intangible assets and inventories	6.1.1	4,316	-
Compensation agreements	10.1 and 10.2	36	58
Resolución contractual activo inmobiliario	10.5	(4)	(1)
Gain on monetary position, net	10.5	(1,676)	(3,308)
Other		54	(4)
Total adjustments to reconcile net profit to cash flows generated by operating activities		10,992	429

14.2 CHANGES IN OPERATING ASSETS AND LIABILITIES

	03.31.2020	03.31.2019
Increase in trade receivables and other receivables	(3,835)	(1,339)
Increase in inventories	(203)	(991)
Increase in trade payables and other payables	4,126	4,345
Decrease in salaries and social security payable	(614)	(694)
Decrease in defined benefit plans	(127)	(30)
Decrease in tax payables	(834)	(1,062)
Decrease in provisions	(11)	(91)
Income tax and minimum notional income tax paid	(411)	(374)
Proceeds (payments) from derivative financial instruments, net	327	(122)
Total changes in operating assets and liabilities	(1,582)	(358)

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 14: (Continuation)

14.3 SIGNIFICANT NON-CASH TRANSACTIONS

	03.31.2020	03.31.2019
Significant non-cash transactions from continuing operations :
Acquisition of property, plant and equipment through an increase in trade payables	(1,366)	(2,117)
Borrowing costs capitalized in property, plant and equipment	(303)	(125)
Increase in asset retirement obligation provision through an increase in property, plant and equipment	-	47
Constitution of guarantee of derivative financial instruments, net through the delivery of financial assets at fair value through profit or loss	-	119
Dividends pending collection	-	(468)
Increase of right-of-use assets through an increase in other debts	54	306

NOTE 15: CONTINGENT LIABILITIES AND ASSETS

The main events taking place in the three-month period ended March 31, 2020 regarding contingent liabilities reported in the consolidated financial statements as of December 31, 2019 are detailed below:

-        Petrobras Operaciones S.A. has filed an international arbitration claim against the Company before the International Chamber of Commerce on account of alleged breaches to the Assignment Agreement entered into between Petrobras Argentina S.A. (currently Pampa Energía S.A.) and Petrobras Operaciones S.A. in 2016 for the transfer of a 33.60% interest in the “Río Neuquén” Concession in the Province of Río Negro and the “Río Neuquén” Concession in the Province of Neuquén.  The arbitration will be held pursuant to the Arbitration Rules of the International Chamber of Commerce (ICC). The applicable law will be that of the Republic of Argentina, and the seat of arbitration will be Buenos Aires, Argentina.

The main events taking place in the three-month period ended March 31, 2020 regarding contingent assets reported in the consolidated financial statements as of December 31, 2019 are detailed below:

-        The Company has filed an international arbitration claim against Petrobras International Braspetro B.V. on account of fraudulent representations and omissions associated with certain export transactions under the share purchase agreement executed on May 13, 2016, whereby the Company acquired 67.2% of Petrobras Argentina S.A.’s capital stock. The arbitration will be held pursuant to the ICC’s Arbitration Rules. The applicable law will be that of the State of New York and the seat of arbitration will be New York.

-        After the commissioning of PEPE II and PEPE III wind farms, certain defects were evidenced in the blades of some wind turbines, which resulted in their withdrawal from service for their subsequent repair and/or replacement. As a result of the failure, the generation capacity of the wind farms has been partially reduced.

The Company submitted the corresponding claims to the supplier and the insurance company in order to move forward with the repair of the wind turbines and cover the incurred damages. In this sense, the Company and the supplier of the wind turbines have started the tasks for their progressive repair, which completion is estimated for August 2020.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTA 16: RELATED PARTIES´ TRANSACTIONS

16.1           Sales of goods and services

	03.31.2020	03.31.2019
Associates and joint ventures
CTB (1)	25	-
TGS (2)	393	441
Greenwind (1)	11	7
Refinor (3)	356	196
	785	644

(1)     Corresponds mainly to advisory services in technical assistance.

(2)     Corresponds mainly to advisory services in technical assistance and gas sales.

(3)     Corresponds mainly to gas and refined products sales.

16.2           Purchases of goods and services (1)

	03.31.2020	03.31.2019
Associates and joint ventures
Transener	(4)	-
TGS (2)	(446)	(241)
SACME	(26)	(47)
Refinor (3)	(65)	(332)
Oldelval	-	(9)
	(541)	(629)

(1) Disclosed within costs of sales.

(2) Corresponds mainly to natural gas transportation services.

(3) Corresponds mainly to refined products purchases.

16.3           Fees for services

	03.31.2020	03.31.2019
Other related parties
Salaverri, Dellatorre, Burgio & Wetzler (1)	(8)	(33)
Orígenes Seguros de Vida (1)	(5)	-
Fidus (2)	(3)	-
	(16)	(33)

(1) Disclosed within administrative expenses.

(2) Disclosed within other financial results.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 16: (Continuation)

16.4           Other operating expenses and income

	03.31.2020	03.31.2019
Associates and joint ventures
Refinor	(5)	-
SACME	-	20
Other related parties
SACDE	(3)	3
Foundation (1)	(18)	(9)
Other	-	5
	(26)	19

(1)     Corresponds to donations.

16.5           Finance income

	03.31.2020	03.31.2019
Associates and joint ventures

OCP (1)	19	-
Greenwind (1)	7	10
TGS (2)	47	33
Other related parties
SACDE (1)	1	-
	74	43

(1) Corresponds to accrued interest on loans granted.

(2) Corresponds to finance leases.

16.6           Finance expenses

	03.31.2020	03.31.2019
Other related parties
Citelec	(12)	-
	(12)	-

Corresponds to accrued interest on loans received.

Free translation from the original prepared in Spanish for publication in Argentina

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 16: (Continuation)

16.7           Dividends received

	03.31.2020	03.31.2019
Associates and joint ventures
CIESA/TGS	-	427
OCP	119	468
Citelec	-	415
	119	1,310

16.8 Balances with related parties:

As of March 31, 2020	Trade receivables	Other receivables
	Current	Non Current	Current
Associates and joint ventures
CTB	40	-	-
TGS	274	2,090	300
Greenwind	28	280	12
SACME	-	4	-
Refinor	495	-	1
OCP	-	974	-
Other related parties
SACDE	22	-	7
Fidus	-	-	25
Other	-	-	38
	859	3,348	383

As of March 31, 2020	Trade payables	Other payables	Borrowings
	Current	Current	Current
Associates and joint ventures
Transener	2	-	-
Greenwind	331	-	-
SACME	82	10	-
Citelec	-	-	890
OCP	-	6	-
Refinor	7	-	-
Other	2	-	-
	424	16	890

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 16: (Continuation)

As of December 31, 2019	Trade receivables	Other receivables
	Current	Non Current	Current
Associates and joint ventures
CTB	27	-	-
TGS	221	2,014	274
Greenwind	16	260	5
SACME	-	4	-
Refinor	109	-	-
OCP	-	891	14
Other related parties	-	-	-
SACDE	19	-	145
Fidus	-	-	25
Other	-	-	34
	392	3,169	497

As of December 31, 2019	Trade payables	Other payables	Borrowings
	Current	Current	Current
Associates and joint ventures
Transener	5	-	-
TGS	5	-	-
Greenwind	274	-	-
SACME	144	13	-
Citelec	-	-	815
OCP	-	303	-
Refinor	40	-	-
	468	316	815

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 17: INVESTMENTS COMMITMENTS

17.1 PEPE IV

As regards the request for a term extension for the commercial commissioning of the “Las Armas” wind farm and its relocation, pursuant to the agreement entered into on December 9, 2019 with CAMMESA, a negotiation process was established to be developed until January 31, 2020, during which CAMMESA has to suspend the enforcement of the US$ 12.5 million guarantee. This term was extended successively until June 1, 2020.

17.2 Impact of the COVID-19 pandemic lockdown in CTGEB and CTB projects

Even though Administrative Decision No. 468/2020 deemed private energy infrastructure works as essential, among other activities exempted from the social, preventive and mandatory lockdown mentioned in Note 1.2, certain activities affecting contractors and suppliers have not been waived, additionally, the ban on the entry of foreigners into the national territory continues, affecting the entry of the specialists necessary to perform several tasks. In addition, special protocols were established, which affect the rhythm and productivity of the construction works.

As a result, the Company expects that the terms for the completion of the works, mainly those related to the closing to combined cycle projects at CTGEB and CTEB, as well as the costs estimated for their conclusion, will be affected, although it cannot yet accurately determine the magnitude of such impact.

As regards to the closing to combined cycle project at CTGEBA, the Company’s best estimate based on the information available as of the date hereof is that the combined cycle will be commissioned in the next quarter. The originally estimated date was the second quarter.

As regards to the closing to combined cycle project at CTEB, the Company, together with the joint venture made up of SACDE Sociedad Argentina de Construcción y Desarrollo Estratégico S.A. and Techint Compañía Técnica Internacional S.A.C.E I, is analyzing which tasks may be performed during the health emergency, focusing especially on those making up the work’s critical path so as to mitigate, to the maximum extent possible, the situation generated by the force majeure event the COVID-19 and the mandatory lockdown. Furthermore, other issues associated with the impact on the work’s final costs are currently under negotiation with this joint venture.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 18: CONTRACTUAL RESOLUTION OF REAL ESTATE ASSET

With regard to the real estate asset to be constructed, acquired by Edenor in November 2015, the subsequent termination of the agreement due to RDSA’s default in August 2018 and the respective legal actions brought by Edenor against the seller and the insurance company, and with respect to the settlement agreement dated September 30, 2019 that Edenor entered into with Aseguradores de Cauciones S.A., the following events stand out as of the date of issuance of these consolidated condensed interim financial statements, in addition to those mentioned in consolidates financial statements:

-         With regard to the agreement with Aseguradora de Cauciones S.A., Edenor has received the payment that fell due on April 21, 2020 related to the first installment of the outstanding U$S 1 million balance.

-         With regard to RDSA reorganization proceedings, Edenor has filed ancillary proceedings for review of the amount declared inadmissible, which, at the date of issuance of these consolidated condensed interim financial statements, are still at the stage for producing evidence. The outstanding dates of the reorganization proceedings are as follow: (i) the reorganization debtor must publish its plan of reorganization on May 21, 2020; (ii) the informative hearing set forth in section 45 of the Bankruptcy and Insolvency Law will be held on June 12, 2020, and (iii) in conformity with section 43 of the Bankruptcy and Insolvency Law, the exclusivity period will expire on June 19, 2020. However, due to the COVID-19 these dates will most likely be extended.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 19: ASSETS AND LIABILITIES IN CURRENCIES OTHER THAN PESOS

	Type	Amount in currencies other than pesos	Exchange rate (1)	Total 03.31.2020	Total 12.31.2019

ASSETS

NON-CURRENT ASSETS
Financial assets at amortized cost	U$S	4.7	64.47	302	1,048
Other receivables	U$S	61.4	64.47	3,960	3,719
Total non-current assets				4,262	4,767

CURRENT ASSETS

Financial assets at fair value through profit and loss	U$S	240.7	64.47	15,520	10,000
Financial assets at amortized cost	U$S	53.9	64.47	3,473	3,224
Derivate financial instruments	U$S	-	-	-	211
Trade and other receivables	U$S	152.0	64.47	9,799	10,719
	EUR	-	-	-	200
Cash and cash equivalents	U$S	106.9	64.47	6,891	12,914
	U$	2.0	1.50	3	-
	EUR	2.0	71.15	145	135
Total current assets				35,831	37,403
Total assets				40,093	42,170

	Type	Amount in currencies other than pesos	Exchange rate (1)	Total 03.31.2020	Total 12.31.2019

LIABILITIES

NON-CURRENT LIABILITIES
Provisions	U$S	102.2	64.47	6,587	6,048
Taxes payables	U$S	1.3	64.47	83	156
Borrowings	U$S	1,578.5	64.47	101,765	97,854
Trade and other payables	U$S	17.5	64.47	1,128	402
Total non-current liabilities				109,563	104,460

CURRENT LIABILITIES
Provisions	U$S	16.4	64.47	1,058	985
Taxes payables	U$S	12.8	64.47	826	702
Salaries and social security payable	U$S	0.1	64.47	5	4
	U$	2.8	1.50	4	3
Borrowings	U$S	65.7	64.47	4,236	8,590
Trade and other payables	U$S	114.9	64.47	7,406	6,288
	EUR	2.4	71.15	171	251
	CHF	-	-	2	15
	SEK	-	-	-	9
Total current liabilities				13,708	16,847
Total liabilities				123,271	121,307
Net Position Liability				(83,178)	(79,137)

(1) The exchange rates correspond to Marc 31, 2020 released by the National Bank of Argentine for U.S. dollars (US$), euros (EUR), Swiss francs (CHF), Uruguayos pesos (U$) and Swedish krona (SEK).

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 20: DOCUMENTATION SAFEKEEPING

On August 14, 2014, the National Securities Commission issued General Resolution No. 629, which introduced modifications to the provisions applicable to the keeping and conservation of corporate and accounting books and commercial documentation. To such effect, the Company and its subsidiary Edenor, have sent non-sensitive work papers and information corresponding to the periods not covered by the statute of limitations for their keeping in the Administración de Archivos S.A (AdeA)’s data warehouse located at Ruta 36, km 34.5, Florencio Varela, Provincia de Buenos Aires and in the Iron Mountain Argentina S.A.’s data warehouses located at the following addresses:

-        Azara 1245 –C.A.B.A.

-        Don Pedro de Mendoza 2163 –C.A.B.A.

-        Amancio Alcorta 2482 C.A.B.A.

-        San Miguel de Tucumán 601, Carlos Spegazzini, Municipality of Ezeiza, Province of Buenos Aires.

A list of the documentation delivered for storage, as well as the documentation provided for in Article 5.a.3) Section I, Chapter V, Title II of the PROVISIONS (2013 regulatory provisions and amending rules), is available at the Company headquarters.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 21: SUBSEQUENT EVENTS

21.1 Ordinary and Extraordinary Shareholder’s Meeting

- Held on April 7, 2020:

The Company’s Extraordinary Shareholder’s Meeting resolved to reduce the capital stock through the cancellation of own shares held in treasury as of the last business day prior to the meeting which had been acquired under the share repurchase programs dated August 12 and November 8, 2019 and March 9, 2020. In this sense, the capital stock was reduced by $ 151,585,025 through the cancellation of 151,585,025 of shares that the Company held in the portfolio; thus decreasing from $ 1,747,873,239 to $ 1,596,288,214. This reduction is pending registration with the Public Registry.

- Held on May 11, 2020:

The Company’s Ordinary and Extraordinary Shareholder’s Meeting approved the allocation of earnings for the fiscal year ended December 31, 2019, with profits for $ 33,012 million and total retained earnings for $ 51,844 million, resolving to allocate: (i) $ 1,789 million from the voluntary reserve to absorb the negative balance of retained earnings; (ii) $ 789 million from translation differences classified within retained earnings to the legal reserve and $ 9,339 million to the voluntary reserve; (iii) $ 1,160 million to legal reserve; and (ii) $ 42,345 million to the voluntary reserve.

21.2 New share repurchase program

On April 13, 2020, the Company’s Board of Directors approved a new share repurchase program for a maximum amount of up to U$S 20 million, for an initial term of 120 calendar days from its entrance into force, which will be produced once the completion of the repurchase plan approved by the Company’s Board of Directors on March 9, 2020 is communicated to the market. The shares may be acquired up to a maximum price of the amount, in Argentine pesos, equivalent to U$S 0.40 per common share and U$S 10 per ADR.

21.3 Issuance of CBs

On April 30, 2020, the Company issued: (i) CB Class 4 for a total amount of $ 1,238 million at a Badlar variable interest rate plus 3% maturing on July 29, 2020 and (ii) CB Class 5 for a total amount of $ 565 million at Badlar variable interest rate plus 5% maturing on October 27, 2020.

Free translation from the original prepared in Spanish for publication in Argentina

REVIEW REPORT ON THE CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

To the President and Directors of

Pampa Energía S.A.

Legal address: Maipú, 1

Autonomous City of Buenos Aires

Tax Code No.: 30-52655265-9

Introduction

We have reviewed the accompanying consolidated condensed interim financial statements of Pampa Energía S.A. (“PESA” or “the Company”) and its subsidiaries, including the consolidated condensed interim statement of financial position at March 31, 2020, the consolidated condensed interim statement of comprehensive income for the three-month period ended March 31, 2020, the consolidated condensed interim statements of changes in equity and of cash flows for the three-month period then ended, and the selected explanatory notes.

The balances and other information for the fiscal year 2019 and its interim period is an integral part of the Financial Statements mentioned above; therefore, they must be considered in connection with those Financial Statements.

Board's responsibility

The Board of Directors of the Company is responsible for the preparation and presentation of the financial statements in accordance with International Financial Reporting Standards, adopted by the Argentine Federation of Professional Councils in Economic Sciences (FACPCE, for its acronym in Spanish) as professional accounting standards and included by the National Securities Commission (CNV, for its acronym in Spanish) in its regulations, as approved by the International Accounting Standards Board (IASB), and is therefore responsible for the preparation and presentation of the consolidated condensed interim financial statements mentioned in the first paragraph, in accordance with International Accounting Standard 34 Interim Financial Information (IAS 34).

Scope of our review

Our review was limited to the application of the procedures established under International Standards on Review Engagements ISRE 2410 Review of Interim Financial Information Performed by the Independent Auditor of the Entity, adopted as a review standard in Argentina by Technical Pronouncement No. 33 of the FACPCE and approved by the International Auditing and Assurance Standards Board (IAASB). A review of interim financial information consists of inquiries of Company staff responsible for preparing the information included in the consolidated condensed interim Financial Statements and of analytical and other review procedures. This review is substantially less in scope than an audit examination conducted in accordance with international standards on auditing and consequently it does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion on the financial position, the consolidated comprehensive income, or the consolidated cash flows of the Company

Free translation from the original prepared in Spanish for publication in Argentina

Conclusion

On the basis of our review, nothing has come to our attention that make us think that the consolidated condensed interim Financial Statements mentioned in the first paragraph of this report have not been prepared, in all material respects, in accordance with International Accounting Standard 34.

Report on compliance with current regulations

In accordance with current regulations, we report, in connection with Pampa Energía S.A., that:

a)    As mentioned in note 3, except for its lack of transcription to the book “Inventory and Balances”, the consolidated condensed interim financial statements of Pampa Energía S.A., the Company complies in what is a matter of our competence, with the provisions of the General Companies Law and in the pertinent resolutions of the National Securities Commission;

b)   The individual condensed interim financial statements of Pampa Energía S.A. arise from accounting records kept in their formal aspects in accordance with legal regulations, except for their lack of transcription to the Inventory Book and Balance Sheets and the Daily Book (transcription to the Inventories and Balance Book CD ROM);

c)    we have read the Summary of Activity (“Reseña Informativa”), on which, as regards those matters that are within our competence, we have no observations to make;

d)   at March 31, 2020 the debt accrued by Pampa Energía S.A. in favor of the Argentine Integrated Social Security System according to the Company's accounting records amounted to $ 326.7 millions, none of which was claimable at that date;

Autonomous City of Buenos Aires, May 12, 2020.

PRICE WATERHOUSE & CO. S.R.L. (Partner)
Reinaldo Sergio Cravero